UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                  )

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Match Group, Inc.
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April 30, 2021

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Match Group, Inc., which will be held on Tuesday, June 15, 2021, at 4:00 p.m., Eastern Time. The Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTCH2021.

At the Annual Meeting, stockholders will be asked to: (1) elect three directors, (2) approve the Match Group, Inc. 2021 Global Employee Stock Purchase Plan and (3) ratify the appointment of Ernst & Young as Match Group’s independent registered public accounting firm for the 2021 fiscal year. Match Group’s Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Match Group and its stockholders and recommends a vote consistent with the Board’s recommendation for each proposal.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may vote your shares online at that time if you wish, even if you have previously submitted your vote.

Sincerely,

Sharmistha Dubey Chief Executive Officer

8750 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75231 214.576.9352 www.mtch.com

MATCH GROUP, INC.

8750 North Central Expressway, Suite 1400

Dallas, Texas 75231

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Match Group, Inc. (“Match Group”) is making this proxy statement available to holders of our common stock in connection with the solicitation of proxies by Match Group’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 15, 2021, at 4:00 p.m., Eastern Time. The Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTCH2021. At the Annual Meeting, stockholders will be asked:

1.	to elect three members of our Board of Directors, each to hold office for a three-year term ending on the date of the annual meeting of stockholders in 2024 or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board of Directors);

2.	to approve the Match Group, Inc. 2021 Global Employee Stock Purchase Plan;

3.	to ratify the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year; and

4.	to transact such other business as may properly come before the meeting and any related adjournments or postponements.

Match Group’s Board of Directors has set April 16, 2021 as the record date for the Annual Meeting. This means that holders of record of our common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

As permitted by applicable Securities and Exchange Commission rules, on or about April 30, 2021, we mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Annual Meeting proxy statement and 2020 Annual Report on Form 10-K online, as well as instructions on how to obtain printed copies of these materials by mail.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/MTCH2021, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.

By order of the Board of Directors,

Jared F. Sine Chief Business Affairs and Legal Officer and Secretary

April 30, 2021

PROXY STATEMENT

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:	In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2020 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2020 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a more timely manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice, our proxy materials and our 2020 Annual Report on Form 10-K are being mailed on or about April 30, 2021 to stockholders of record as of the close of business on April 16, 2021 and this proxy statement and our 2020 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on April 30, 2021. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. However, the Notice provides instructions on how to vote your shares: (i) before the date of the Annual Meeting by completing and submitting your proxy online or by phone, or by requesting and returning a written proxy card by mail, or (ii) by voting at the Annual Meeting online at www.virtualshareholdermeeting.com/MTCH2021.

Q:	How do I participate in the Annual Meeting?

A:	To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/MTCH2021 and enter the sixteen-digit control number included in your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of common stock of Match Group, Inc. (“Match Group” or the “Company”) as of the close of business on April 16, 2021, the record date for the Annual Meeting established by Match Group’s Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 16, 2021, there were 270,148,970 shares of Match Group common stock outstanding and entitled to vote. Holders of Match Group common stock are entitled to one vote per share.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your Match Group shares are registered in your name, you are a stockholder of record. If your Match Group shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record at the close of business on April 16, 2021 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our Dallas offices, located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231. This list will also be made available at the Annual Meeting online at www.virtualshareholdermeeting.com/MTCH2021.

Q:	What are the quorum requirements for the Annual Meeting?

A:	The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total voting power entitled to vote by holders of Match Group common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/MTCH2021 will be deemed to be in person attendees for purposes of determining whether a quorum has been met. Shares of Match Group common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:	What matters will Match Group stockholders vote on at the Annual Meeting?

A:	Match Group stockholders will vote on the following proposals:

•	Proposal 1—to elect three members of Match Group’s Board of Directors, each to hold office for a three-year term ending on the date of the annual meeting of stockholders in 2024 or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from Match Group’s Board of Directors);

•	Proposal 2—to approve the Match Group, Inc. 2021 Global Employee Stock Purchase Plan (the “2021 ESPP Proposal”);

•	Proposal 3—to ratify the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year; and

•	to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:	What are my voting choices when voting for director nominees and what votes are required to elect director nominees to Match Group’s Board of Directors?

A:	You may vote in favor of a director nominee, against that director nominee or abstain from voting as to the director nominee.

The election of each of our director nominees requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote. Our bylaws provide that any incumbent nominee who does not receive the votes required for reelection, promptly tender their resignation, and that the Board then decide, through a process managed by the Nominating Committee of the Board and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled meeting.

The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:	What are my voting choices when voting on the 2021 ESPP Proposal and what votes are required to approve this proposal?

A:	You may vote in favor of the 2021 ESPP Proposal, vote against the 2021 ESPP Proposal or abstain from voting on the 2021 ESPP Proposal.

The approval of the 2021 ESPP Proposal requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote.

The Board recommends that our stockholders vote FOR the 2021 ESPP Proposal.

Q:	What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year and what votes are required to ratify this appointment?

A:	You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote.

The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year.

Q:	Could other matters be decided at the Annual Meeting?

A:	As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If any other matters are properly presented at the Annual Meeting for consideration, the three Match Group officers who have been designated as proxies for the Annual Meeting, Philip D. Eigenmann, Jared F. Sine and Francisco J. Villamar, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:	What do I need to do now to vote at the Annual Meeting?

A:	Match Group’s Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares before the date of the Annual Meeting, in any of the following three ways:

•	Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Monday, June 14, 2021;

•	Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Monday, June 14, 2021; or

•	Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/MTCH2021 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included in your Notice, your proxy card or the instructions that accompanied your proxy materials.

For Match Group shares held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from Match Group or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:	If I hold my Match Group shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:	If you hold your Match Group shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or other holder of record depends on the type of item being considered for a vote.

Non-Discretionary Items. The election of directors and the 2021 ESPP Proposal are non-discretionary items and may not be voted on by your broker, bank or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a “broker non-vote” will occur in the case of your shares of Match Group common stock for these proposals.

Discretionary Items. The ratification of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions may vote on this proposal in their discretion.

Q:	What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:	Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting, including the election of directors, the 2021 ESPP proposal and the auditor ratification proposal. Shares represented by broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•	submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting;

•	delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•	participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/MTCH2021 (although online attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy, follow the instructions provided on the Notice or the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If you hold your shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Q:	Who can attend the Annual Meeting, and what are the rules for admission at the meeting?

A:	Only stockholders and persons holding proxies from stockholders may participate in the Annual Meeting. To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/MTCH2021 and enter the sixteen-digit control number included in your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees, the 2021 ESPP Proposal and the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the 2021 fiscal year.

Q:	How are proxies solicited and who bears the related costs?

A:	Match Group bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Match Group may solicit proxies from stockholders by telephone, e-mail, letter, facsimile or in person. Following the initial mailing of the Notice and proxy materials, Match Group will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Match Group common stock and to request authority for the exercise of proxies. In such cases, Match Group, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:	What should I do if I have questions regarding the Annual Meeting?

A:	If you have any questions about the Annual Meeting, the various proposals to be voted at the Annual Meeting, and/or how to participate in the Annual Meeting online at www.virtualshareholdermeeting.com/MTCH2021 and vote at that time or would like copies of any of the documents referred to in this proxy statement, contact Match Group Investors Relations at IR@match.com.

SEPARATION OF MATCH GROUP AND IAC

On June 30, 2020, the companies formerly known as Match Group, Inc. (referred to as “Former Match Group”) and IAC/InterActiveCorp (referred to as “Former IAC”) completed the separation of New Match Group from New IAC through a series of transactions that resulted in two, separate public companies—(1) Match Group, Inc., formerly known as IAC/InterActiveCorp (“New Match Group”), which consists of the businesses of Former Match Group and certain financing subsidiaries previously owned by Former IAC, and (2) IAC/InterActiveCorp, formerly known as IAC Holdings, Inc. (“New IAC”), consisting of Former IAC’s businesses other than New Match Group (the “Separation”). As part of, or in connection with, the Separation, effective June 30, 2020, (i) Former Match Group merged with and into a wholly-owned subsidiary of Former IAC, (ii) Former Match Group stockholders (other than Former IAC) and Former IAC stockholders became stockholders of New Match Group, (iii) the members of the board of directors of Former Match Group (other than Mark Stein and Gregg Winiarksi), Stephen Bailey, Melissa Brenner, Wendi Murdoch and Ryan Reynolds, came to comprise the board of directors of New Match Group (replacing, as applicable, the members of the board of directors of Former IAC), (iv) the officers of Former Match Group were appointed as the officers New Match Group (replacing the officers of Former IAC) and (v) Former IAC changed its name to Match Group, Inc. As used in this proxy statement, (i) “Match Group,” “the Company,” “we,” “our,” “us” and similar terms refer to Former Match Group with respect to any period prior to the Separation and to New Match Group with respect to any period following the Separation and (ii) “IAC” refers to Former IAC with respect to any period prior to the Separation and to New IAC with respect to any period following the Separation.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

The following nominees have been selected by the Nominating Committee of Match Group’s Board of Directors (the “Board”) and approved by the Board for submission to our stockholders, each to serve a three-year term expiring at the annual meeting of Match Group’s stockholders in 2024 or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board):

•	Wendi Murdoch;

•	Glenn Schiffman; and

•	Pamela S. Seymon.

Information concerning the director nominees, all of whom are incumbent directors of Match Group, appears below. Although management does not anticipate that any of these director nominees will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board upon recommendation of the Nominating Committee of the Board or the Board may reduce its size.

The election of each of our director nominees requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting or represented by proxy and entitled to vote.

The Board recommends that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees and Other Board Members

Background information about each director nominee and other directors serving unexpired terms is set forth below, including information regarding the specific experiences, characteristics, attributes and skills that the Nominating Committee (since the Separation) and the Board considered in determining that each director should serve on the Board, and which the Nominating Committee and the Board believe provide Match Group with the perspective and judgment needed to guide, monitor and execute its strategies.

Nominees for election at the Annual Meeting to a term expiring in 2024:

Wendi Murdoch, age 52, has been a director of Match Group since June 2020. Ms. Murdoch is an entrepreneur and investor. Since 2009, Ms. Murdoch has served as co-founder and board member of Artsy, an online platform for collecting, discovering and selling art that partners with over 4,000 art museums, galleries, art fairs and auction houses. From 2005 to 2012, Ms. Murdoch worked as an advisor for News Corporation’s businesses and investments in China. Throughout her career, Ms. Murdoch has applied her business expertise to advise and invest in technology and other companies in Asia and the United States. Ms. Murdoch is also an award-winning producer and produced the Netflix documentary “Sky Ladder,” which premiered at the 2016 Sundance Film Festival. Ms. Murdoch holds an MBA from Yale University’s School of Management. In determining that Ms. Murdoch should serve as a director, the Nominating Committee and the Board considered her investment and business expertise, including with respect to Chinese and other Asian markets.

Glenn H. Schiffman, age 51, has been a director of Match Group since September 2016. Mr. Schiffman has served as Executive Vice President and Chief Financial Officer of IAC since April 2016. Mr. Schiffman has also served as interim Chief Financial Officer of Angi Inc. (formerly known as ANGI Homeservices Inc.) since January 2021, a role he previously held from September 2017 to March 2019. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a member of the Duke Children’s National Leadership Council. He is also the Founder and Chairman of the Valerie Fund Endowment and a member of the Valerie Fund’s Board of Advisors, the mission of both of which is to provide individualized care to children at medical centers close to home. He previously served on the Duke Health Board of Visitors from May 2008 until June 2019 and the Duke School of Medicine Board of Visitors from July 2019 until June 2020. Mr. Schiffman has served on the board of directors of ANGI Homeservices Inc. since June 2017. In determining that Mr. Schiffman should serve as a director, the Nominating Committee and the Board considered the unique knowledge and experience regarding Match Group and its businesses that he gained through his role as Executive Vice President and Chief Financial Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. The Nominating Committee and the Board also considered Mr. Schiffman’s investment banking experience, which the Nominating Committee and the Board believe gives him particular insight into trends in capital markets and the technology and media industries.

Pamela S. Seymon, age 65, has been a director of Match Group since November 2015. Ms. Seymon was a partner at Wachtell, Lipton, Rosen & Katz, a New York law firm (“WLRK”), from January 1989 to January 2011, and prior to that time, was an associate at WLRK from 1982. During her tenure at WLRK, Ms. Seymon specialized in corporate law, mergers and acquisitions, securities and corporate governance, and represented public and private corporations on offense as well as defense, in both friendly and unsolicited transactions. Ms. Seymon is a graduate of Wellesley College, where she was a Wellesley Scholar, and New York University School of Law. In determining that Ms. Seymon should serve as a director, the Nominating Committee and the Board considered her extensive experience representing public and private corporations in connection with a wide array of complex, sophisticated and high profile matters, as well as her high level of expertise generally regarding mergers, acquisitions, investments and other strategic transactions.

Directors whose terms expire in 2022:

Stephen Bailey, age 41, has been a director of Match Group since June 2020. Mr. Bailey has served as Founder and Chief Executive Officer of ExecOnline, Inc., a leading provider of B2B leadership development solutions, since 2011. Prior to that he served as Chief Executive Officer and Chief Product Officer of Frontier Strategy Group, LLC, a software and information services business, from January 2006 to May 2011. Before joining Frontier Strategy Group, Mr. Bailey was an associate in the venture capital and private equity group of WilmerHale. In determining that Mr. Bailey should serve as a director, the Board considered his extensive executive management experience, which the Board believes gives him insight into business strategy, leadership and marketing.

Melissa Brenner, age 46, has been a director of Match Group since June 2020. Since January 2018, Ms. Brenner has served as Executive Vice President, Digital Media for the National Basketball Association, where she leads the development, oversight and implementation of the NBA’s global digital strategy and social media portfolio across multiple media platforms. Under her leadership, the NBA has built one of the largest social media communities in the world. Ms. Brenner also oversees the league’s digital products and emerging technology initiatives, including machine learning as well as augmented and virtual reality. Ms. Brenner has held positions of increasing responsibility with the NBA since 1997, including Senior Vice President, Digital Media from February 2014 to December 2017, Senior Vice President, Marketing from February 2013 to January 2014, and Vice President, Marketing from October 2007 to January 2013. In determining that Ms. Brenner should serve as a director, the Board considered her extensive marketing and executive management expertise as well as her experience in social media and digital products.

Ryan Reynolds, age 44, has been a director of Match Group since June 2020. Mr. Reynolds is an actor, comedian, film and television producer, screenwriter, and marketing consultant. He began his acting career in 1991, has been nominated for Golden Globe and Grammy awards, and has won several awards throughout his career, including MTV Movie Awards and People’s Choice Awards. Mr. Reynolds is also a co-founder of marketing agency Maximum Effort Productions and was named to AdWeek’s Creative 100 List, which honors the most creative people across advertising, marketing and television. In determining that Mr. Reynolds should serve as a director, the Board considered his extensive marketing experience in multiple industries, which the Board believes will bring a valuable perspective to Match Group’s strategies to attract and retain users across its portfolio.

Alan G. Spoon, age 69, has been a director of Match Group since November 2015. Mr. Spoon served as General Partner and Partner Emeritus of Polaris Partners from 2011 to 2018. He previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including as President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of IAC (and its predecessors) since February 2003, Danaher Corporation since July 1999, and as Chairman of the board of directors of Fortive Corporation since July 2016. Mr. Spoon previously served as a member of the board of directors of Cable One, Inc. from July 2015 through February 2021. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation (and its Risk and Audit Committee). He also serves as a member of the board of directors of edX, a not-for-profit online education platform sponsored by Harvard and the MIT Corporation. In determining that Mr. Spoon should serve as a director, the Board considered his extensive private and public company board experience and public company management experience, all of which the Board believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon’s venture capital experience and engagement with the MIT Corporation, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.

Directors whose terms expire in 2023:

Sharmistha Dubey, age 50, has served as Chief Executive Officer of Match Group since March 2020 and as a director of Match Group since September 2019. Ms. Dubey served as President of Match Group from January 2018 to March 2020. Prior to that time, she served as Chief Operating Officer of Tinder from February 2017 to January 2018 and as President of Match Group Americas, where she oversaw the product and business operations for North American dating properties, including the Match U.S. brand, PlentyOfFish, OkCupid and Match Affinity Brands, from December 2015 to January 2018. Prior to that, she served in multiple roles within the Company: Chief Product Officer of The Princeton Review and Tutor.com from July 2014 to December 2015; Executive Vice President of Tutor.com from April 2013 to July 2014; Chief Product Officer of Match.com from January 2013 through April 2013 and Senior Vice President, Match.com and Chemistry.com from September 2008 through December 2012. Ms. Dubey has served a director of Fortive Corporation since August 2020. She holds an undergraduate degree in engineering from the Indian Institute of Technology and a master’s in engineering from Ohio State University. In determining that Ms. Dubey should serve as a director, the Board considered her position as Chief Executive Officer of the Company as well as her considerable experience managing operations and strategic planning, including in her prior roles within the Company.

Joseph Levin, age 41, has been Executive Chairman of the Board of Match Group since June 2020, prior to that he served as Chairman of the Board of Match Group since December 2017, and he has served a director of Match Group since October 2015. In April 2021, Mr. Levin notified Match Group of his decision to resign as Executive Chairman of the Board effective May 31, 2021. Mr. Levin will remain as a member of the Board. Mr. Levin has served as Chief Executive Officer of IAC since June 2015 and prior to that time, served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that creates leading desktop applications, browser extensions and desktop software, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Mr. Levin has served on the boards of directors of IAC, Angi Inc.(formerly known as ANGI Homeservices Inc.) and MGM Resorts International since June 2015, September 2017 and August 2020, respectively, and currently serves as Chairman of the board of Angi Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013) and Groupon, Inc. (from March 2017 to July 2019). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. In determining that Mr. Levin should serve as a director, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his various roles with IAC, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

Ann L. McDaniel, age 65, has been a director of Match Group since December 2015. Ms. McDaniel currently serves as a consultant to Graham Holdings Company and previously served as Senior Vice President of Graham Holdings Company (and its predecessor companies) from June 2008 to April 2015. Prior to that time, Ms. McDaniel served as Vice President Human Resources of Graham Holdings Company from September 2001. Ms. McDaniel also served as Managing Director of Newsweek, Inc., a Graham Holdings Company property, from January 2008 until its sale in September 2010, and prior to that time, held various editorial positions at Newsweek. In determining that Ms. McDaniel should serve as a director, the Board considered her extensive human resources experience, which the Board believes give her particular insight into personnel and compensation matters, as well as her management experience with Newsweek, which the Board believes gives her insight into business strategy, leadership and marketing.

Thomas J. McInerney, age 56, has been a director of Match Group since November 2015. Effective upon Mr. Levin’s resignation as Executive Chairman, Mr. McInerney will serve as Chairman of the Board. Mr. McInerney has served as Chief Executive Officer of Altaba Inc., a publicly traded registered investment company and the successor company to Yahoo! Inc., since June 2017. Mr. McInerney previously served as Executive Vice President and Chief Financial Officer of IAC from January 2005 to March 2012. From January 2003 through December 2005, he served as Chief Executive Officer of the retailing division of IAC, which included HSN, Inc. and Cornerstone Brands. From May 1999 to January 2003, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster, formerly Ticketmaster Online CitySearch, Inc., a live entertainment ticketing and marketing company. From 1986 to 1988 and from 1990 to 1999, Mr. McInerney worked at Morgan Stanley, a global financial services firm, most recently as Principal. Mr. McInerney has served on the board of directors of Altaba Inc. since June 2017. During the past five years, Mr. McInerney served on the boards of Yahoo! Inc., HSN, Inc., Cardlytics, Inc., and Interval Leisure Group. In determining that Mr. McInerney should serve as a director, the Board considered his extensive senior leadership experience at IAC and his related knowledge and experience regarding Match Group, as well as his high level of financial literacy and expertise regarding restructurings, mergers and acquisitions and operations, and his public company board and committee experience.

Corporate Governance

Former Controlled Company Status. Match Group is subject to the Marketplace Rules of The Nasdaq Stock Market, LLC (the “Marketplace Rules”). The Marketplace Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements. Prior to the Separation, Former IAC controlled a majority of the voting power of Former Match Group capital stock. Based on 18,461,879 shares of Former Match Group common stock and 209,919,402 shares of Former Match Group Class B common stock outstanding immediately prior to the Separation, Former IAC beneficially owned equity securities of Former Match Group representing approximately 97.4% of the total voting power of Former Match Group capital stock. On this basis, Former Match Group relied on the exemption for controlled companies from certain Nasdaq requirements through the closing of the Separation on June 30, 2020, specifically, those that would have otherwise required that:

•	a majority of Former Match Group’s Board of Directors consist of “independent” directors, as such term is defined in the Marketplace Rules (the “Majority Independent Board Requirement”); and

•	Former Match Group have a nominating/governance committee comprised entirely of “independent” directors with a written charter addressing such committee’s purpose and responsibilities (the “Nominating Committee Requirement”).

As of June 30, 2020, following the closing of the Separation, Match Group was not a controlled company and was required to comply with all of Nasdaq’s corporate governance requirements, including the Majority Independent Board Requirement and Nominating Committee Requirement. As discussed in further detail below, Match Group has been in compliance with each of the Majority Independent Board Requirement and Nominating Committee Requirement since the closing of the Separation.

Board Leadership Structure. Match Group’s business and affairs are overseen by its Board of Directors, which currently has eleven members. There is one management representative on the Board and, of the other ten current directors, eight are independent. The Board has standing Audit, Compensation and Human Resources, and Nominating Committees, each comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion below under the headings Director Independence and The Board and Board Committees. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chief Executive Officer and have full access to Match Group management at all times.

Match Group’s independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. The Match Group Board does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of the Audit, Compensation and Human Resources, and Nominating Committees ensures that directors with no ties to management are charged with oversight for all financial reporting and executive compensation related decisions made by Match Group management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chairperson or other member of each of these committees (as and if applicable) provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

Mr. Levin has served as Executive Chairman of the Board since the Separation (and prior to that served as Chairman of the Former Match Board of Directors since December 2017). The roles of Chairperson and Chief Executive Officer are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairperson or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time.

In April 2021, Mr. Levin notified Match Group of his decision to resign as Executive Chairman of the Board, effective as of May 31, 2021. Mr. Levin will remain as a member of the Board. Effective upon Mr. Levin’s resignation as Executive Chairman, Mr. McInerney will serve as Chairman of the Board.

Risk Oversight. Match Group management is responsible for assessing and managing Match Group’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, Match Group recognizes that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing Match Group’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with management, as well as through the Board’s Audit and Compensation and Human Resources Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. Information security is a key component of risk management at Match Group and our Chief Technology Officer briefs the Audit Committee each quarter, and the full Board as appropriate, on the Company’s information security program and its related priorities and controls. In addition, an overall review of risks is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board’s role in risk oversight of the Company is consistent with Match Group’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

Compensation Risk Assessment. We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of Match Group’s compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Hedging Policies and Practices. Match Group’s policy on securities trading provides that no director, officer or employee of Match Group and its businesses may engage in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to Match Group securities, or engage in short sales with respect to Match Group securities. This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among others).

Director Independence. Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by management, as well as from Company records and publicly available information. Following these determinations, Match Group management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determinations.

In March 2021, the Board determined that each of Mses. Brenner, McDaniel, Murdoch and Seymon and Messrs. Bailey, McInerney, Reynolds and Spoon is independent. In connection with these determinations, the Board considered that in some cases in the ordinary course of business, Match Group and its businesses purchase products and services from companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by Match Group and its businesses. No relationships or payments considered were determined to be of the type that would (i) preclude a finding of director independence under the Marketplace Rules or (ii) otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee and compensation committee members.

Director Nominations. The Nominating Committee of the Board identifies and evaluates individuals qualified to become members of the Match Group Board. While there are no specific requirements for eligibility to serve as a director of Match Group, in evaluating candidates, the Nominating Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Match Group, whether the candidate’s experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Match Group’s stockholders. While the Board does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date Match Group has not received any such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Match Group, 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Executive Chairman, and if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board. Any nominations for directors must comply with the requirements set forth in our bylaws.

Communications with the Match Group Board. Stockholders who wish to communicate with the Board or a particular director may send any such communication to Match Group, 8750 North Central Expressway, Suite 1400, Dallas, Texas, 75231, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder—Board Communication” or “Stockholder—Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. Match Group’s Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate. Items unrelated to directors’ duties and responsibilities may be excluded, including solicitations and advertisements.

The Board and Board Committees

The Board. The Board met ten times during 2020. During 2020, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served, other than Mr. Reynolds, who was unable to attend two Board meetings following his appointment to the Board on June 30, 2020. Directors are not required to attend annual meetings of Match Group stockholders. Due to the Separation, Match Group did not hold an annual meeting of stockholders in 2020.

The Board currently has three standing committees: the Audit Committee, the Compensation and Human Resources Committee, and the Nominating Committee.

Audit Committee. The members of Match Group’s Audit Committee, all of whom are independent directors, (i) have been Messrs. Bailey, McInerney and Spoon (Chairperson) since the Separation and (ii) were Ms. Seymon and Messrs. McInerney and Spoon (Chairperson) from January 1, 2020 through the Separation. The Audit Committee met nine times during 2020. The Audit Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is attached as Appendix A to this proxy statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Match Group’s financial statements, (ii) the effectiveness of Match Group’s internal control over financial reporting, (iii) the qualifications, performance and independence of Match Group’s independent registered public accounting firm, (iv) the performance of Match Group’s internal audit function, (v) Match Group’s risk assessment and risk management policies as they relate to financial, information security and other risk exposures and (vi) Match Group’s compliance with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, Match Group’s independent registered public accounting firm, Match Group’s internal audit function and Match Group management. The formal report of the Audit Committee is set forth under Audit Committee Matters—Audit Committee Report.

The Board has concluded that Mr. Spoon is an “audit committee financial expert,” as such term is defined in applicable SEC rules, as well as the Marketplace Rules.

Compensation and Human Resources Committee. The members of Match Group’s Compensation and Human Resources Committee, all of whom are independent directors, (i) have been Mses. Brenner, McDaniel (Chairperson) and Seymon since the Separation and (ii) were Mses. McDaniel (Chairperson) and Seymon from January 1, 2020 through Separation. The Compensation and Human Resources Committee met six times during 2020. The Compensation and Human Resources Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is attached as Appendix B to this proxy statement. The Compensation and Human Resources Committee is appointed by the Board to assist the Board with all matters relating to the compensation of Match Group’s executive officers and non-employee directors and has overall responsibility for approving and evaluating all compensation plans, policies and programs of Match Group as they affect Match Group’s executive officers and non-employee directors. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of Match Group’s officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on Match Group’s processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, Match Group management and consultants, see the discussion under Compensation Discussion and Analysis. The formal report of the Compensation and Human Resources Committee is set forth under Compensation Committee Report.

Nominating Committee. The members of Match Group’s Nominating Committee, all of whom are independent directors, have been Mses. McDaniel and Murdoch and Mr. Spoon since the Separation. As discussed under Corporate Governance—Former Controlled Company Status, Match Group did not have a Nominating Committee prior to the Separation. The Nominating Committee did not meet during 2020. The Nominating Committee functions pursuant to a written charter adopted by the Board, the most recent version of which is attached as Appendix C to this proxy statement. The Nominating Committee is appointed by the Board to identify and evaluate individuals qualified to become Board members and to recommend to the Board director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected (and nominees to fill vacancies on the Board as necessary).

PROPOSAL 2—APPROVAL OF THE MATCH GROUP, INC. 2021 GLOBAL EMPLOYEE STOCK PURCHASE PLAN (THE 2021 ESPP PROPOSAL)

The Company is asking its stockholders to approve the Match Group, Inc. 2021 Global Employee Stock Purchase Plan (the “ESPP”). The Board has approved the ESPP, subject to the approval of the stockholders of the Company. The ESPP is a broad-based plan that provides employees of the Company and certain designated subsidiaries and affiliates with the opportunity to become Company stockholders through voluntary periodic contributions that are applied towards the purchase of common stock of the Company (referred to herein as “shares”) at a discount from the then-current market price.

The Board believes that the ESPP is in the best interest of the Company because it will provide an important tool to attract, retain and reward the talented employees and officers needed for the Company’s success. In addition, in encouraging share ownership by employees, the ESPP will align the interests of employees and stockholders.

If approved by the stockholders, a total of 3,000,000 shares will be made available for purchase under the ESPP, which represents approximately 1.1% of the total number of shares outstanding as of March 31, 2021. The Company expects the proposed aggregate share reserve under the ESPP to provide the Company with enough shares for approximately ten years, subject to changes in the price of the shares, expected hiring activity and eligible employee participation. The Company cannot predict these factors with any degree of certainty at this time, and the share reserve under the ESPP could last for a shorter or longer period of time.

Approval of the 2021 ESPP Proposal requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote.

The Board recommends that our stockholders vote FOR the 2021 ESPP Proposal.

Summary of Material Provisions of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this proxy statement as Appendix D and is incorporated herein by reference. For purposes of this proposal, “Administrator” means the Board or any Committee designated by the Board to administer the ESPP.

General

The purchase rights granted under the ESPP are intended to be treated as either (i) for U.S. participants, granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code (the “Code”) (a “423 Offering”), or (ii) for non-U.S. participants, granted under an employee stock purchase plan that is not subject to the requirements of Section 423 of the Code (a “Non-423 Offering”). The Administrator has discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Shares Subject to ESPP and Adjustments upon Changes in Capitalization

A total of 3,000,000 of the Company’s shares will be initially authorized and reserved for issuance under the ESPP. Such shares may be authorized but unissued shares, treasury shares or shares purchased on the open market. If any purchase right granted under the ESPP terminates for any reason without having been exercised, the shares not purchased under such purchase right shall again become available for issuance under the ESPP.

In the event of any change affecting the shares subject to the ESPP or subject to any purchase right after the date the ESPP is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of shares that may be delivered under the ESPP, the purchase price per share, the class and the number of shares covered by each purchase right under the ESPP that has not yet been exercised, and any limitations related to shares imposed under the ESPP.

Eligibility

Generally, any individual who is an employee providing services to the Company or a designated subsidiary or affiliate is eligible to participate in the ESPP and may participate by submitting a subscription form to the Company under procedures specified by the Administrator.

However, the Administrator, in its discretion may determine on a uniform basis for an offering period that employees will not be eligible to participate if they: (i) are not employed by the Company or a designated subsidiary or affiliate on the first day of the month preceding the month during which the offering begins, (ii) customarily work 20 hours or less per week, (iii) customarily work five months or less per calendar year, or (iv) are an officer or subject to the disclosure requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended. An individual is not eligible if they are performing services for the Company or a designated subsidiary or affiliate under an independent contractor or consulting agreement. A participant’s enrollment election will remain in effect for subsequent offering periods unless modified in accordance with the terms of the ESPP or unless the participant’s participation in the ESPP terminates due to a withdrawal or termination of employment. As of March 31, 2021, approximately 1,900 employees, including all four executive officers, were eligible to participate in the ESPP if the subsidiaries for whom such employees work were designated by the Administrator as participating subsidiaries under the ESPP.

No employee is eligible for the grant of any purchase rights under the ESPP if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights under a 423 Offering to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the ESPP in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the United States may be excluded from participation in the ESPP if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the ESPP or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

Initially, the Administrator intends that the ESPP will generally be implemented by twelve (12) month offering periods. Unless and until the Administrator determines otherwise in its discretion, each offering period will be comprised of two six-month purchase periods. Unless otherwise determined by the Administrator, if the fair market value of a share at the start of a purchase period other than the first purchase period within an offering period is less than or equal to the fair market value of a share on the first trading day of that offering period, then that offering period will terminate immediately and the participants in such terminated offering period will be automatically enrolled in a new offering period beginning immediately.

The Administrator has the authority to establish the commencement and ending dates for all offering periods, additional or alternative sequential or overlapping offering periods, a different number of purchase periods within an offering period, or a different duration for one or more offering periods or purchase periods, provided that no offering period may have a duration that exceeds 27 months.

Contributions

The ESPP permits participants to purchase shares through contributions (in the form of payroll deductions or otherwise to the extent permitted by the Administrator). Initially, up to a maximum of 20% of a participant’s “compensation” (as defined in the ESPP) may be contributed by participants toward the purchase of shares during each offering period. During any offering period, a participant may not increase the rate of their contributions and may only decrease the rate of their contributions two times; provided that a participant may decrease the rate of their contributions to zero at any time. The Administrator has the authority to establish different limits on the amount of compensation that may be contributed to the ESPP or different limits on changes to the rate of contributions.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable purchase period to the purchase of whole shares at the purchase price in effect for that purchase date. Purchase dates will occur on the last trading day of each purchase period.

The maximum number of shares purchasable per participant on any single purchase date is 400 shares (or such other limit as may be imposed by the Administrator), subject to adjustment in the event of certain changes in the Company’s capitalization.

Unless otherwise determined by the Administrator, any contributions accumulated in a participant’s account which are not sufficient to purchase a whole share will be retained in the participant’s account for the succeeding purchase period. Any other funds left over in a participant’s account after the purchase date will be returned to the participant as soon as administratively practicable without interest (unless otherwise required by applicable laws).

No participant will have any voting, dividend or other stockholder rights with respect to the shares subject to any purchase right granted under the ESPP until such shares have been purchased and delivered to the participant as provided in the ESPP.

Purchase Price

Subject to adjustment in the event of certain changes in the Company’s capitalization, the purchase price per share at which shares are purchased on each purchase date will be equal to 85% of the lesser of the fair market value of the shares (i) on the first trading day of the offering period, or (ii) on the purchase date (i.e., the last trading day of the purchase period), rounded up to the nearest cent. For this purpose, “fair market value” generally means the closing price of the Company’s shares on the applicable date on the Nasdaq Stock Market.

The Administrator has authority to establish a different purchase price for any 423 Offering or Non-423 Offering, provided that the purchase price applicable to a 423 Offering complies with the provisions of Section 423 of the Code. As of April 16, 2021, the closing price of the Company’s shares on the Nasdaq Stock Market was $145.30.

Administration

The ESPP will be administered by the Board or a Committee appointed by the Board. The Board has appointed the Compensation and Human Resources Committee of the Board to be the Administrator of the ESPP. Subject to the terms of the ESPP, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any employees, designate separate offerings under the ESPP, designate subsidiaries and affiliates as participating in the 423 Offering and the Non-423 Offering to determine eligibility, adjudicate all disputed claims filed under the ESPP, and establish such procedures that it deems necessary or advisable for the administration of the ESPP. The Administrator is also authorized to adopt rules and procedures that vary with applicable local requirements outside the United States.

Non-U.S. Sub-Plans

The Administrator also has the authority to adopt such sub-plans as are necessary or appropriate to permit the participation in the ESPP by employees who are non-U.S. nationals or employed outside the United States. Such sub-plans may vary the terms of the ESPP, other than with respect to the number of shares reserved for issuance under the ESPP, to accommodate the requirements of local laws and procedures for non-U.S. jurisdictions.

Transferability

Purchase rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

A participant may withdraw from an offering period and receive a refund of contributions by submitting the appropriate written or electronic notice through the Company’s designated plan broker or to the Administrator. The withdrawal notice may be submitted up to ten calendar days prior to a purchase date to take effect for the respective purchase period, or by such other date as may be determined by the Administrator in advance of an offering period. If the participant has properly withdrawn from the ESPP, all of the participant’s contributions credited will be paid to such participant as soon as administratively practicable without interest (unless otherwise required by local law) after receipt of the withdrawal notice and the participant’s purchase right for the respective offering period will be automatically terminated. No further contributions for the purchase of shares will then be made for that offering period.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as administratively practicable, except as otherwise provided by the Administrator.

Change in Control

In the event of a “Change in Control” (as defined in the ESPP), each outstanding purchase right will be equitably adjusted and assumed or an equivalent purchase right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the Change in Control does not include or result in a successor corporation or the successor corporation refuses to assume or substitute for any purchase right, the offering period will be shortened by setting a new purchase date, unless provided otherwise by the Administrator.

Amendment and Termination of ESPP

The ESPP will become effective upon the approval by the stockholders of the Company.

The Administrator, in its sole discretion, may amend, suspend or terminate the ESPP, or any part thereof, at any time and for any reason. If the ESPP is terminated, the Administrator, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares on the next purchase date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit offering periods to expire in accordance with their terms. If the offering periods are terminated prior to expiration, all contributions then credited to participants’ accounts that have not been used to purchase shares will be returned to the participants (without interest, except as otherwise required under applicable laws) as soon as administratively practicable.

U.S. Federal Income Tax Information

The following summary briefly describes the general U.S. federal income tax consequences of participation in the ESPP for participants who are tax resident in the United States, current as of April 2021, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors regarding the taxation of purchase rights under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Offerings

Rights to purchase shares granted under a 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the ESPP are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date (determined as of the first day of the offering period) over the purchase price will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable subsidiary or affiliate) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations. In other cases, no deduction is allowed.

Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable subsidiary or affiliate) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will generally be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

New Plan Benefits

The benefits to be received pursuant to the ESPP by the Company’s officers and employees are not currently determinable as participation in the ESPP is voluntary and at the discretion of each employee, and because the benefits to be received will depend on the purchase price of the shares in offering periods after the implementation of the ESPP, the market value of the shares on various future dates, the amount of contributions that eligible officers and employees elect to make under the ESPP and similar factors. As of the date of this proxy statement, no officer or employee has been granted any purchase rights under the ESPP.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP (“E&Y”) as Match Group’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and is requesting that stockholders ratify the appointment.

The Audit Committee annually evaluates the performance of E&Y and determines whether to continue to retain E&Y or consider the retention of another firm. In appointing E&Y as Match Group’s independent registered public accounting firm for 2021, the Audit Committee considered (i) E&Y’s performance as Match Group’s independent registered public accounting firm, (ii) the fact that E&Y has audited the financial statements of Match Group since Match Group was a wholly-owned subsidiary of IAC and also since the completion of Match Group’s initial public offering in 2015, (iii) E&Y’s independence with respect to the services to be performed for Match Group and (iv) E&Y’s strong and considerable qualifications and general reputation for adherence to professional auditing standards. In addition, in conjunction with the mandated rotation of the lead engagement partner every five years, the Audit Committee is directly involved in the selection of the new lead engagement partner.

A representative of E&Y is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Match Group common stock present at the Annual Meeting in person or represented by proxy and entitled to vote.

The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Match Group’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which is included as Appendix A to this proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of Match Group’s financial statements, (ii) the effectiveness of Match Group’s internal control over financial reporting, (iii) the qualifications, performance and independence of Match Group’s independent registered public accounting firm, (iv) the performance of Match Group’s internal audit function, (v) Match Group’s risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) Match Group’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Match Group’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for Match Group’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of Match Group’s consolidated financial statements and the effectiveness of Match Group’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Match Group included in the Annual Report on Form 10-K for the year ended December 31, 2020 with Match Group’s management and Ernst & Young LLP, Match Group’s independent registered public accounting firm.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Match Group and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Match Group be included in Match Group’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chairperson)

Stephen Bailey

Thomas J. McInerney

Fees Paid to Our Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Ernst & Young LLP to Match Group for the years ended December 31, 2020 and 2019:

	2020		2019
Audit Fees	$3,685,079	(1)	$3,060,000	(2)
Audit-Related Fees	$7,200		—
Total Audit and Audit-Related Fees	$3,692,279		$3,060,000
Tax Fees(3)	—		$2,400
Total Fees	$3,692,279		$3,062,400

(1)	Audit Fees in 2020 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and review of periodic reports, (ii) statutory audits (audits performed for certain Match Group businesses in various jurisdictions abroad, which audits are required by local law), (iii) accounting consultations, (iv) fees for services performed in connection with the offerings of Match Group’s 4.125% Senior Notes due 2030 and 4.625% Senior Notes due 2028, including the issuance of the related comfort letters, and (v) post-report review procedures related to the issuance of the auditor’s consent for SEC registration statements in connection with the Separation.

(2)	Audit Fees in 2019 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) statutory audits (audits performed for certain Match Group businesses in various jurisdictions abroad, which audits are required by local law), and (iii) accounting consultations.

(3)	Tax Fees in 2019 primarily include fees paid for certain tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Match Group’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Match Group and its management. Unless a type of service to be provided by Match Group’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

All tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by Match Group’s independent registered public accounting firm are established periodically from time to time by the Audit Committee.

Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING MATCH GROUP EXECUTIVE OFFICERS

WHO ARE NOT DIRECTORS

Background information about Match Group’s current executive officers who are not directors is set forth below. For background information about Match Group’s Chief Executive Officer, Sharmistha Dubey, see the discussion under Proposal 1-Election of Directors—Information Concerning Director Nominees and Other Board Members.

Philip D. Eigenmann, age 50, has served as Match Group’s Chief Accounting Officer since November 2017. Mr. Eigenmann has held positions of increasing responsibility with the Company and its predecessors since May 2006, including Senior Vice President and Global Controller from February 2016 to November 2017, and Vice President and Global Controller from December 2009 to February 2016. Prior to joining us, Mr. Eigenmann held various finance and accounting leadership roles with AMX Corporation, a worldwide leader in advanced control and automation technology for commercial and residential markets, which was publicly traded on Nasdaq until its acquisition by The Duchossois Group in 2005. Mr. Eigenmann began his career in the audit practice of Ernst & Young in Dallas, Texas. He received a BBA in Accounting from Texas A&M University, and is a certified public accountant in the State of Texas.

Jared F. Sine, age 42, has served as Chief Business Affairs and Legal Officer and Secretary of Match Group since March 2021. Prior to that time, Mr. Sine served as Match Group’s Chief Legal Officer and Secretary from February 2019 to March 2021; and prior to that, he served as General Counsel and Secretary of Match Group from July 2016. Prior to joining Match Group, Mr. Sine was Vice President and Associate General Counsel of Expedia Group, Inc. (“Expedia”) from July 2015 to June 2016 and in that capacity was responsible for mergers, acquisitions and other strategic transactions. Prior to that time, Mr. Sine held a variety of legal positions at Expedia from October 2012. Prior to joining Expedia, Mr. Sine was an associate at the law firms of Latham & Watkins and Cravath, Swaine & Moore. Mr. Sine has a BS and JD from Brigham Young University.

Gary Swidler, age 50, has served as Chief Operating Officer of Match Group since March 2020 and Chief Financial Officer of Match Group since September 2015. Prior to that time, Mr. Swidler was a Managing Director and Head of the Financial Institutions Investment Banking Group at Bank of America Merrill Lynch (“Merrill Lynch”) from April 2014 to August 2015. Prior to that time, Mr. Swidler held a variety of positions at Merrill Lynch and its predecessors since 1997, most recently as Managing Director and Head of Specialty Finance from April 2009 to April 2014. Prior to joining Merrill Lynch, Mr. Swidler was an associate at the law firm of Wachtell, Lipton, Rosen & Katz. Mr. Swidler has a BSE from the Wharton School at the University of Pennsylvania and a JD from New York University School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our executive officers whose compensation is discussed in this compensation discussion and analysis (the “CD&A”) and to whom we refer to as our named executive officers in this CD&A (the “NEOs”) are:

•	Sharmistha Dubey, Chief Executive Officer (since March 2020; President until March 2020);

•	Amanda Ginsberg, Former Chief Executive Officer (until March 2020);

•	Gary Swidler, Chief Operating Officer (since March 2020) and Chief Financial Officer;

•	Jared Sine, Chief Legal Officer and Secretary (until March 2021; Chief Business Affairs and Legal Officer and Secretary since March 2021); and

•	Philip Eigenmann, Chief Accounting Officer.

Philosophy and Objectives

Match Group’s executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Match Group to meet its growth objectives.

Although Match Group is a publicly traded company, we attempt to foster an entrepreneurial culture given that we operate a broad and diverse portfolio of dating brands, and we seek to attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain our executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by financial sponsors, such as private equity and venture capital firms, financial sponsors themselves and professional firms. We structure our compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

When establishing compensation packages for a given executive, Match Group follows a flexible approach, and makes decisions based on a host of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.

Similarly, Match Group does not follow an arithmetic approach to establishing compensation levels and measuring and rewarding performance, as we believe these approaches often fail to adequately take into account the multiple factors that contribute to success at the individual executive and business level. In any given period, Match Group may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscapes shift, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and rely primarily on a discretionary approach.

Roles and Responsibilities

The Compensation and Human Resources Committee of the Company’s Board of Directors (for purposes of this CD&A, the “Committee”) has primary responsibility for establishing the compensation of the Company’s executive officers. For each of the NEOs (except Mr. Eigenmann, since his designation as an executive officer occurred in December 2020), all compensation decisions referred to throughout this CD&A have been made by the Committee, based in part on recommendations from our Chief Executive Officer, and with input from representatives of the Company’s majority stockholder until the Separation in June 2020, and in consultation with the Executive Chairman of the Board following the Separation. The Committee currently consists of Mses. Brenner, McDaniel (Chairperson) and Seymon. Prior to the Separation the Committee consisted of Mses. McDaniel (Chairperson) and Seymon.

The Chief Executive Officer participates in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In late 2020 and early 2021, Ms. Dubey met with the Committee and discussed her views of corporate and individual executive officer performance for 2020 for Messrs. Swidler, Sine and Eigenmann, and her recommendations for annual bonuses for those executive officers. She also discussed her own performance with the Committee. Following these discussions, the Committee met in executive session to discuss the recommendations, including their views of corporate and individual performance for 2020 for Ms. Dubey. After consideration of the recommendations and their own evaluations, the Committee ultimately approved annual bonus amounts for each executive officer.

In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, Match Group does not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive’s situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

Match Group provides its stockholders with the opportunity to cast a triennial advisory vote on executive compensation (“say-on-pay”), which reflects the preference expressed by stockholders in 2016 with respect to the frequency of the say-on-pay vote. At Match Group’s annual meeting of stockholders held in June 2019, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes that the vote reflected stockholder support of Match Group’s approach to executive compensation, and, as such, did not make changes based on the 2019 vote. The Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for executive officers.

Although the Committee reserves the right to solicit the advice of consulting firms and engage legal counsel, except as noted below, no such consulting firms or legal counsel were engaged during 2020.

In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2020, the Company engaged Compensation Advisory Partners LLC (“CAP”) to provide comparative market data in connection with the Company’s own analysis of its equity compensation practices, but neither CAP nor any other compensation consultant had any role in determining or recommending the amount or form of executive compensation for 2020.

Compensation Elements

Match Group’s compensation packages for executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards), and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we typically review the total compensation of each executive, evaluating the executive’s total near- and long-term compensation in aggregate. We then determine which element or combinations of compensation elements (salary, bonus and/or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and are made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

Salary

Match Group typically negotiates a new executive officer’s starting salary based on prior compensation levels for the particular position within Match Group, the location of a particular executive, salary levels of other executives within Match Group, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which Match Group desires to secure the executive’s services.

Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive’s increased value to Match Group.

In February 2020, we entered into a new employment agreement with Ms. Dubey in connection with her appointment as Chief Executive Officer and, pursuant to the new agreement, her annual salary was increased from $625,000 to $750,000, effective as of March 1, 2020, the date of her appointment to the new role. In February 2020, we also entered into an amendment of the employment agreement with Mr. Swidler in connection with his appointment to the additional role of Chief Operating Officer and, pursuant to the amendment, his annual salary was increased from $600,000 to $675,000, effective as of March 1, 2020, the date of his appointment to the additional role. No other executive officer salaries were established or adjusted during 2020.

Annual Bonuses

Match Group’s bonus program is designed to reward performance on an annual basis and annual bonuses are discretionary. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive’s total compensation, the bonus program provides an important incentive tool to achieve Match Group’s annual objectives. Match Group generally pays bonuses shortly after year-end following finalization of financial results for the year in question.

The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year, including a discretionary assessment of Company and, to a lesser extent, individual performance. In determining individual annual bonus amounts, we consider a variety of factors regarding the Company’s overall performance, such as growth in profitability or achievement of strategic objectives by the Company, an individual’s performance and contribution to the Company, and general bonus expectations previously established between the Company and the executive. We do not quantify the weight given to any specific element or otherwise follow a formulaic calculation; however, Company performance tends to be the dominant driver of the ultimate bonus amount.

For 2020 bonuses, we considered a variety of factors, including, among others, year-over-year revenue and Adjusted EBITDA growth, levels of cash flow generated from operations, and certain strategic accomplishments, including debt financings, strategic transactions and the general successful operation of the Company. The Committee also considered the Company’s strong performance despite the business and operating challenges presented by the global COVID-19 pandemic, including the successful pivoting of product roadmaps and marketing efforts in response to the uncertainty caused by the pandemic around the world generally and to our businesses in particular, and the maintaining of our global workforce’s productivity despite transitioning to a fully remote working environment. While these were the primary factors considered in setting bonus award amounts, the Committee also considered each executive officer’s role and responsibilities, the relative contributions made by each executive officer during the year and the relative size of the bonuses paid to the other executive officers. With respect to bonuses for each of the NEOs, the Committee considered the following: (i) with respect to Ms. Dubey, her new role as Chief Executive Officer of the Company, including her focus on overseeing the operations of, and developing the strategic agenda for, the Company, (ii) with respect to Mr. Swidler, his role as Chief Financial Officer of the Company as well as his new role as Chief Operating Officer, including his management of the Company’s finance, information technology, advertising sales and corporate communications functions and his oversight of the Separation transaction, two senior note offerings totaling $1 billion in aggregate principal amount, and the amendment of the Company’s credit agreement, (iii) with respect to Mr. Sine, his role as Chief Legal Officer, including his management of the Company’s legal, compliance, and government affairs functions and his oversight of the legal and compliance aspects of the Separation transaction, and (iv) with respect to Mr. Eigenmann, his role as Chief Accounting Officer, including his management of the Company’s global accounting and financial reporting functions and his oversight of the accounting aspects of the Separation transaction.

Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company’s annual goals.

Long-Term Incentives

Match Group believes that ownership shapes behavior and that providing a meaningful portion of an executive officer’s compensation in stock based awards aligns their incentives with stockholder interests in a manner that drives better performance over time. The primary long term incentives for our NEOs have been Match Group restricted stock unit (“RSU”) awards.

In setting particular award levels, the predominant objectives have been providing the executive with effective retention incentives and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from executive to executive, based on a variety of factors.

The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in setting annual equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses.

All equity awards have been approved by the Committee, other than the Former IAC stock options granted to Mses. Ginsberg and Dubey and Mr. Swidler in 2016, which were approved by the Former IAC Compensation and Human Resources Committee. When granting Match Group equity awards, the Committee has taken into account factors such as historical practices, the Committee’s view of market compensation generally, the dilutive impact of equity grants and desired short and long-term dilution levels, and a given executive’s existing equity holdings and their retention and incentive value.

Except where otherwise noted, equity awards have been made following year-end after finalization of financial results for the year in question. Committee meetings at which the awards are made are generally scheduled well in advance and without regard to the timing of the release of earnings or other material information.

In February 2020, as part of the Company’s annual year-end compensation review, the Committee granted 123,411 RSUs to Ms. Dubey, 78,983 RSUs to Mr. Swidler, 32,594 RSUs to Mr. Sine, and 3,585 RSUs to Mr. Eigenmann. The RSU award granted to Ms. Dubey vests in two equal installments on September 1, 2022 and 2023. The RSU awards granted to Messrs. Swidler and Eigenmann vest in two equal installments on the second and third anniversaries of the grant date. The RSU award granted to Mr. Sine vests as to one-third on the second anniversary of the grant date and as to two-thirds on the third anniversary of the grant date. In determining the amounts of the RSU awards granted to Ms. Dubey and Mr. Swidler, the Committee considered Ms. Dubey’s appointment as the Company’s Chief Executive Officer and Mr. Swidler’s appointment to the additional role of Chief Operating Officer, respectively. In light of her resignation, Ms. Ginsberg did not receive an equity award in February 2020. In July 2020, in recognition of his contribution to the Separation transaction, Mr. Eigenmann was granted 473 RSUs vesting in a single installment on the first anniversary of the grant date.

In connection with the Separation, all then outstanding Former Match Group stock option and RSU awards, including the awards granted to our executive officers, were assumed by New Match Group on the same terms and conditions (including applicable vesting requirements); except that, in accordance with the terms of the applicable Stock and Annual Incentive Plan, each stock option award and RSU award was adjusted in order to reflect the $3.00 per share merger consideration paid to Former Match Group stockholders in connection with the Separation (the “June 2020 Match Group Award Separation Adjustments”). Stock option awards were adjusted by dividing the exercise price, and multiplying the number of options, by an adjustment factor of 1.0337. RSU awards were adjusted by multiplying the number of RSUs by the same adjustment factor. The June 2020 Match Group Award Separation Adjustments maintained the value of the awards, placing the recipients in an equivalent position following the closing of the Separation.

In connection with the Separation, and pursuant to the employee matters agreement with IAC, the vesting of all Former IAC stock options outstanding as of December 19, 2020, including the Former IAC stock options granted to Mses. Ginsberg and Dubey and Mr. Swidler in 2016, was accelerated, and each such stock option was converted into (i) one New IAC stock option and (ii) 2.1584 New Match Group stock options, with the exercise price of each such New IAC stock option and New Match Group stock option based on the relative values of the companies’ common stock at the time of the Separation (the “June 2020 IAC Option Separation Adjustments”). The June 2020 IAC Option Separation Adjustments maintained the value of the awards, placing the recipients in an equivalent position following the closing of the Separation.

2020 Employment Agreement Changes

Ms. Dubey. In connection with her appointment as Match Group’s Chief Executive Officer, on February 13, 2020, the Company entered into a new employment agreement with Ms. Dubey, replacing the then current employment agreement with Ms. Dubey in its entirety, effective March 1, 2020. The agreement has an initial term of one year, with automatic renewals of successive one-year terms absent written notice from either party 90 days prior to the expiration of the then current term. The agreement provides for an annual base salary of $750,000, subject to increases in the Company’s discretion from time to time. As described in more detail under Executive Compensation–Estimated Potential Payments Upon Termination or Change in Control, the agreement also provides for specified payments and benefits upon a termination of employment, as well as specified restrictive covenants.

Mr. Swidler. On February 13, 2020, the Company entered into an amendment of Mr. Swidler’s employment agreement, effective March 1, 2020, to reflect his appointment to the additional role of Chief Operating Officer and an increase in his annual base salary to $675,000.

The employment agreements between Former Match and each of Ms. Dubey and Messrs. Swidler and Sine were assumed by New Match at the closing of the Separation.

Change of Control

Match Group believes that providing executives with change of control protection is important in allowing executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. The terms of equity awards granted to senior executives generally include a “double-trigger” change of control provision, as provided for under the Match Group, Inc. 2015 Stock and Annual Incentive Plan (as amended, the “2015 Plan”) and the Match Group, Inc. Amended and Restated 2017 Stock and Annual Incentive Plan (as amended, the “2017 Plan”), which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control, but only when the executive experiences an involuntary termination of employment during the two-year period following such change of control. The Committee believes that providing for the acceleration of the vesting of equity awards after an involuntary termination in these circumstances will assist in the retention of our executives through a change of control transaction.

Severance

We generally provide executive officers with some amount of salary and health benefits continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from the Company.

Other Compensation

Under limited circumstances, certain Match Group executive officers have received non-cash and non-equity compensatory benefits. The value of these benefits, if applicable, is reported under the Other Annual Compensation column of the 2020 Summary Compensation Table included in the Executive Compensation section of this proxy statement pursuant to applicable rules. Match Group executive officers do not participate in any deferred compensation or retirement program other than the Company’s 401(k) plan.

Tax Deductibility

Effective for taxable years beginning after December 31, 2017, compensation in excess of $1 million paid to our current named executive officers and certain former named executive officers will generally not be tax deductible. The Committee reserves the right to pay compensation that is not fully tax deductible if it determines that such compensation is consistent with the Company’s best interests.

COMPENSATION COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in Match Group’s 2020 Annual Report on Form 10-K and this proxy statement.

Members of the Compensation and Human Resources Committee

Ann L. McDaniel (Chairperson)

Melissa Brenner

Pamela S. Seymon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The membership of the Compensation and Human Resources Committee during 2020 consisted of Mses. McDaniel (Chairperson) and Seymon prior to the Separation and Mses. Brenner, McDaniel (Chairperson) and Seymon following the Separation. None of them has been an officer or employee of Match Group (or, prior to the Separation, IAC) at any time during their respective service on the committee.

EXECUTIVE COMPENSATION

Overview

This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our named executive officers for our fiscal year ended December 31, 2020, as well as Match Group awards granted to our named executive officers in 2020, Match Group and Former IAC equity awards held by our named executive officers on December 31, 2020, and the dollar value realized by our named executive officers upon the vesting and exercise of Match Group and Former IAC equity awards during 2020.

2020 Summary Compensation Table

The following table sets forth information concerning the compensation paid to each of our named executive officers for our fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Sharmistha Dubey	2020	$729,508	$3,500,000	$9,465,624	—	$10,000	$13,705,132
Chief Executive Officer	2019	$625,000	$2,250,000	$2,999,961	—	$8,400	$5,883,361
(since Mar. ‘20; Pres. until Mar. ‘20)	2018	$550,000	$1,500,000	$11,999,986	—	$8,250	$14,058,236
Amanda Ginsberg	2020	$122,951	—	—	—	$10,000	$132,951
Former Chief Executive Officer	2019	$750,000	$2,600,000	—	—	$11,203	$3,361,203
(until Mar. ‘20)	2018	$750,000	$1,750,000	—	—	$8,250	$2,508,250
Gary Swidler	2020	$662,705	$2,000,000	$6,057,996	—	$10,000	$8,730,701
COO and CFO	2019	$593,753	$1,800,000	$2,999,995	—	$8,400	$5,404,149
(COO since Mar. ‘20)	2018	$550,000	$1,500,000	—	$1,599,200	$8,250	$3,657,450
Jared F. Sine	2020	$400,000	$700,000	$2,499,960	—	$10,000	$3,609,960
Chf. Bus. Aff. & Leg. Off. (Mar. ‘21)	2019	$395,753	$600,000	$1,499,969	—	$8,400	$2,504,122
Chief Legal Officer (until Mar. ‘21)	2018	$350,000	$500,000	$999,997	—	$8,250	$1,858,247
Philip Eigenmann	2020	$300,000	$220,000	$320,581	—	$10,000	$850,581
Chief Accounting Officer

(1)	Reflects the grant date fair value of Match Group RSU awards, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures.

(2)	These amounts represent the grant date fair value of Match Group stock options granted in the year indicated, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the effect of estimated forfeitures.

(3)	Other compensation includes 401(k) matching contributions made by the Company for all named executive officers in all relevant periods.

Grants of Plan-Based Awards in 2020

The table below provides information regarding the Match Group RSU awards granted to our named executive officers in 2020. The number of RSUs listed does not reflect the June 2020 Match Group Award Separation Adjustments. The grant date fair value of the RSUs is calculated by multiplying the number of RSUs by the closing market price of Match Group common stock on the grant date.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)
Sharmistha Dubey	2/18/20	123,411	(1)	$9,465,624
Amanda Ginsberg	—	—		—
Gary Swidler	2/18/20	78,983	(2)	$6,057,996
Jared F. Sine	2/18/20	32,594	(3)	$2,499,960
Philip Eigenmann	2/18/20	3,585	(2)	$274,970
	7/15/20	473	(4)	$45,611

(1)	These RSUs vest 50% on each of September 1, 2022 and 2023, subject to continued service.

(2)	These RSUs vest 50% on each of February 18, 2022 and 2023, subject to continued service.

(3)	These RSUs vest 33% on February 18, 2022, and 67% on February 18, 2023, subject to continued service.

(4)	These RSUs vest 100% on July 1, 2021, subject to continued service.

Outstanding Equity Awards at 2020 Fiscal Year-End

The table below provides information regarding Match Group stock options and RSUs and IAC stock options, as applicable, held by our named executive officers on December 31, 2020. The market value of Match Group RSU awards is based on the closing market price of Match Group common stock ($151.19) on December 31, 2020.

	Option Awards(1)					Stock Awards(1)(2)
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested ($)
	(Exercisable)	(Unexercisable)
Sharmistha Dubey
Match Group stock options	—	47,517	(3)	$16.4813	2/9/27	—	—
Match Group stock options(4)	10,792	—		$20.9839	12/1/26	—	—
Match Group RSUs	—	—		—	—	376,592	$56,936,945
IAC stock options(5)	5,000	—		$19.9285	12/1/26	—	—
Amanda Ginsberg
Match Group stock options	—	40,728	(3)	$16.4816	2/9/27	—	—
Match Group stock options	—	230,796	(6)	$21.3519	9/29/27	—	—
Match Group RSUs	—	—		—	—	54,304	$8,210,222
Gary Swidler
Match Group stock options	30,857	—		$14.2162	9/17/25	—	—
Match Group stock options	68,619	33,940	(3)	$16.4813	2/9/27	—	—
Match Group stock options	—	108,608	(7)	$37.7136	2/22/28	—	—
Match Group stock options(4)	10,792	—		$20.9839	12/1/26	—	—
Match Group RSUs	—	—		—	—	135,314	$20,458,124
Jared F. Sine
Match Group stock options	—	27,152	(3)	$16.4814	2/9/27	—	—
Match Group RSUs	—	—		—	—	87,041	$13,159,729
Philip Eigenmann
Match Group stock options	—	11,133	(3)	$16.4819	2/9/27	—	—
Match Group stock options	10,861	10,861	(8)	$24.768	11/7/27	—	—
Match Group RSUs	—	—		—	—	8,649	$1,307,642

(1)	For information on the treatment of Match Group stock options and RSUs upon a termination of employment (including certain terminations during specified periods following a change in control of Match Group), see the discussion under Executive Compensation—Estimated Potential Payments Upon Termination or Change in Control. The number of RSUs, and the number and exercise price of Match Group stock options, reflect the June 2020 Match Group Award Separation Adjustments. The number and exercise price of IAC stock options reflect the June 2020 IAC Option Separation Adjustments.

(2)	The table below provides the following information regarding Match Group RSUs held by each of our named executive officers on December 31, 2020: (i) the grant date of each award, (ii) the number of RSUs outstanding on December 31, 2020, (iii) the market value of RSUs outstanding on December 31, 2020 and (iv) the vesting schedule for each award.

	Number of Unvested RSUs as of 12/31/20	Market Value of Unvested RSUs as of 12/31/20	Vesting Schedule (#)
Name and Grant Date	(#)	($)	2021	2022	2023
Sharmistha Dubey
2/22/18	106,062	$16,035,514	106,062	—	—
8/6/18	113,103	$17,100,043	—	113,103	—
5/13/19	29,858	$4,514,231	14,928	14,930	—
2/18/20	127,569	$19,287,157	—	63,783	63,786
Amanda Ginsberg
9/29/17	54,304	$8,210,222	—	54,304	—
Gary Swidler
2/14/19	53,670	$8,114,367	26,834	26,836	—
2/18/20	81,644	$12,343,756	—	40,822	40,822
Jared F. Sine
2/22/18	26,515	$4,008,803	26,515	—	—
2/14/19	26,834	$4,057,032	—	26,834	—
2/18/20	33,692	$5,093,893	—	11,229	22,463
Philip Eigenmann
2/14/19	4,471	$675,970	—	4,471	—
2/18/20	3,705	$560,159	—	1,853	1,852
7/15/20	473	$71,513	473	—	—

(3)	These Match Group stock options vested/vest 25% on each of February 9, 2018, 2019, 2020 and 2021, subject to continued service.

(4)	These Match Group stock options were issued in respect of Former IAC stock options in accordance with the June 2020 IAC Option Separation Adjustments.

(5)	These IAC stock options were issued in respect of Former IAC stock options in accordance with the June 2020 IAC Option Separation Adjustments. The Former IAC stock options were granted to Former Match Group executives by the Former IAC Compensation and Human Resources Committee in December 2016 in respect of services they provided to Match Group.

(6)	These Match Group stock options vested/vest 25% on each of September 29, 2018, 2019, 2020 and 2021, subject to continued service.

(7)	These Match Group stock options vest 100% on February 22, 2021, subject to continued service.

(8)	These Match Group stock options vested/vest 25% on each of November 7, 2018, 2019, 2020 and 2021, subject to continued service.

2020 Option Exercises and Stock Vested

The table below provides information regarding the number of shares acquired by our named executive officers upon the exercise of Match Group stock options and the vesting of Match Group RSUs in 2020, and the related value realized.

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sharmistha Dubey	214,170	$13,429,889	75,733	$5,889,252
Amanda Ginsberg	1,014,837	$59,476,814	106,838	$9,981,390
Gary Swidler	300,000	$25,555,140	61,291	$4,765,375
Jared F. Sine	94,148	$8,759,917	26,267	$2,042,259
Philip Eigenmann	35,126	$3,627,275	—	—

(1)	In addition to these numbers of shares acquired upon the exercise of Match Group stock options and the related value realized, each of Ms. Ginsberg and Mr. Swidler exercised 5,000 IAC stock options in 2020, resulting in the acquisition of 5,000 IAC shares by each of them, and value realized of $698,158 by Ms. Ginsberg and $577,633 by Mr. Swidler. These IAC stock options were issued in respect of Former IAC stock options in accordance with the June 2020 IAC Option Separation Adjustments. The Former IAC stock options were granted to Former Match Group executives by the Former IAC Compensation and Human Resources Committee in December 2016 in respect of services the provided to Match Group.

Estimated Potential Payments Upon Termination or Change in Control

Certain of our employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our named executive officers to continued base salary payments, continued health coverage, the acceleration of the vesting of equity awards, and/or extended post-termination exercise periods for stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of Match Group).

Amounts and Benefits Payable Upon a Qualifying Termination or Due to Death or Disability

Upon a termination of the named executive officer’s employment by the Company without cause (other than by reason of death or disability) or the named executive officer’s resignation for good reason (a “Qualifying Termination”) as of December 31, 2020, pursuant to the terms of such named executive officer’s employment agreement in effect at the time, and subject to the execution and non-revocation of a release and compliance with customary post-termination covenants as further described below, each of Ms. Dubey and Messrs. Swidler and Sine is entitled to:

•	salary continuation for 12 months from the date of such Qualifying Termination, subject to offset for any amounts earned from other employment;

•	acceleration of the vesting of the portion of any outstanding and unvested Match Group equity awards that would have vested through the first anniversary of the date of such Qualifying Termination; and

•	continued coverage under the Company’s group health plan or monthly payments necessary to cover the full premiums for continued coverage under the Company’s plan through COBRA, which payments will be grossed up for applicable taxes, for up to 12 months following the date of such Qualifying Termination (but ceasing once equivalent employer-paid coverage is otherwise available to the named executive officer).

Upon a termination of employment due to death or disability, each of Ms. Dubey and Messrs. Swidler and Sine (or their designated beneficiaries) will be entitled to payment of base salary through the end of the month in which such termination occurs. Additionally, upon a termination due to death, the portion of any outstanding and unvested Match Group equity awards that would have vested through the first anniversary of the date of such termination will vest.

Pursuant to their respective employment agreements in effect on December 31, 2020, each of Ms. Dubey and Messrs. Swidler and Sine is bound by covenants not to compete with Match Group and not to solicit Match Group’s employees or business partners during the term of the executive’s employment, and for 24 months thereafter in the case of Ms. Dubey, and 12 months thereafter in the case of Messrs. Swidler and Sine. Each of Ms. Dubey and Messrs. Swidler and Sine has also agreed not to use or disclose any confidential information of Match Group or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

Amounts and Benefits Payable Upon a Qualifying Termination Following a Change in Control

There are no arrangements with the named executive officers that provide for payments solely upon a change in control of Match Group. Upon a Qualifying Termination that occurs during the two-year period following a change in control of Match Group, in accordance with the 2015 Plan and the 2017 Plan, the vesting of all then outstanding and unvested Match Group stock options and/or Match Group RSUs, as applicable, held by each named executive officer is accelerated, and pursuant to their respective employment agreements, each of Ms. Dubey and Messrs. Swidler and Sine is entitled to receive the amounts set forth above under “Amounts and Benefits Payable Upon a Qualifying Termination.”

Additional Amounts and Other Amounts and Benefits Payable to Chief Executive Officer Upon Termination

Pursuant to the terms of Ms. Dubey’s employment agreement in effect on December 31, 2020, if Ms. Dubey elects to terminate her employment other than for good reason at any time following March 1, 2021, and she has not engaged in conduct that would constitute cause, and subject to the execution and non-revocation of a release and compliance with the post-termination covenants described above under “Amounts and Benefits Payable Upon a Qualifying Termination,” she will be entitled to accelerated vesting of fifty percent of any then unvested portion of outstanding Match Group equity awards.

Potential Payments Upon Termination or Change in Control Table

The amounts that would become payable to our named executive officers upon the events described above, assuming a termination date of December 31, 2020, are described and quantified in the table below. These amounts, which, with the exception of the gross-up relating to COBRA benefits, exclude the effect of any applicable taxes, are based on the named executive officer’s base salary, the number of Match Group stock options and/or RSUs outstanding, and the closing price of Match Group common stock ($151.19), on December 31, 2020.

Name and Benefit	Qualifying Termination	Qualifying Termination During the Two Year Period Following a Change in Control of Match Group	Death
Sharmistha Dubey
Continued salary	$750,000	$750,000	—
Continued health coverage(1)	$62,555	$62,555	—
Market value of Match Group options that would vest(2)	$6,400,953	$6,400,953	$6,400,953
Market value of Match Group RSUs that would vest(3)	$18,292,478	$56,936,945	$18,292,478
Total estimated incremental value	$25,505,986	$64,150,453	$24,693,431
Gary Swidler
Continued salary	$675,000	$675,000	—
Continued health coverage(1)	$71,572	$71,572	—
Market value of Match Group options that would vest(2)	$16,896,458	$16,896,458	$16,896,458
Market value of Match Group RSUs that would vest(3)	$4,057,032	$20,458,124	$4,057,032
Total estimated incremental value	$21,700,063	$38,101,155	$20,953,491
Jared F. Sine
Continued salary	$400,000	$400,000	—
Continued health coverage(1)	$62,555	$62,555	—
Market value of Match Group options that would vest(2)	$3,657,608	$3,657,608	$3,657,608
Market value of Match Group RSUs that would vest(3)	$4,008,803	$13,159,729	$4,008,803
Total estimated incremental value	$8,128,965	$17,279,892	$7,666,411
Philip Eigenmann
Market value of Match Group options that would vest(2)	—	$2,872,775	—
Market value of Match Group RSUs that would vest(3)	—	$1,307,642	—
Total estimated incremental value	—	$4,180,417	—

(1)	Represents the total payments necessary to cover the full premiums for continued coverage under the Company’s medical and dental plans through COBRA for 12 months, grossed up for applicable taxes. For Ms. Dubey and Mr. Sine, the COBRA rates reflect the named executive officer’s coverage level elections as of December 31, 2020. Mr. Swidler had not elected to participate in Company healthcare coverage as of December 31, 2020, therefore the amount indicated represents the COBRA rates that would apply if he had elected the highest levels of coverage as of such date.

(2)	Represents the difference between the closing price of Match Group common stock ($151.19) on December 31, 2020 and the exercise prices of in-the-money Match Group stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of Match Group stock options so accelerated.

(3)	Represents the closing price of Match Group common stock ($151.19) on December 31, 2020, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.

CEO Pay Ratio

In accordance with Item 402(u) under Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Sharmistha Dubey. The pay ratio disclosure set forth below is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

For the fiscal year ended December 31, 2020: (i) the estimated median of the annual total compensation of all Match Group employees (other than Ms. Dubey) was approximately $117,228, (ii) Ms. Dubey’s annual total compensation, as reported under Executive Compensation—2020 Summary Compensation Table was $13,705,132, and (iii) the ratio of annual total compensation of Ms. Dubey to the median of the annual total compensation of our other employees was 117 to 1.

In making the determinations above, we first identified our total number of employees as of December 31, 2020 (1,939 in total, 1,163 of which were located in the United States and 776 of which were collectively located in various jurisdictions outside of the United States). We then excluded employees located in the following jurisdictions outside of the United States, which together comprise less than 5% of our total employees: Australia (2 employees), China (1 employee), Germany (15 employees), India (11 employees), Indonesia (3 employees), Ireland (10 employees), Italy (2 employees), Korea (4 employees), Singapore (10 employees), Spain (1 employee), Sweden (1 employee), Switzerland (1 employee), Thailand (1 employee), the United Kingdom (16 employees) and Vietnam (1 employee). After excluding employees in these jurisdictions, our pay ratio calculation included 1,860 of our total 1,939 employees.

To identify our median employee from this employee population, as permitted by SEC rules, we selected base pay in 2020 as our consistently applied compensation measure, which we then compared across the applicable employee population. We annualized the compensation of permanent employees who were hired in 2020 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s annual total compensation in the same manner as we determined Ms. Dubey’s annual total compensation disclosed under Executive Compensation—2020 Summary Compensation Table.

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2020, regarding Match Group equity compensation plans pursuant to which grants of Match Group stock options, Match Group RSUs or other rights to acquire shares of Match Group common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(1)	11,988,309	(2)	$19.48	33,604,865
Equity compensation plans not approved by security holders	—		—	—
Total	11,988,309	(2)	$19.48	33,604,865

(1)	Consists of the 2015 Plan, the 2017 Plan and the Match Group, Inc 2020 Stock and Annual Incentive Plan (the “2020 Plan”). For a description of the 2015 Plan, the 2017 Plan and the 2020 Plan, see the first two paragraphs of Note 11 to the consolidated and combined financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which are incorporated herein by reference.

(2)	Includes an aggregate of: (i) up to 4,563,044 shares issuable upon the vesting of Match Group RSUs, which includes performance-based RSUs and reflects the maximum number of RSUs that would vest if the highest level of performance condition is achieved, and (ii) 7,425,265 shares issuable upon the exercise of outstanding Match Group stock options, in each case, as of December 31, 2020.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements. The Compensation and Human Resources Committee of the Board has (and prior to the Separation, the full Board had) primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our common stock to further align the interests of our directors with those of our stockholders. Arrangements in effect during 2020 prior to the Separation provided that: (i) each independent member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual Chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

In addition, these arrangements also provided that each independent director receive an award of Match Group RSUs with a dollar value of $250,000 upon their initial election to the Board and annually thereafter on the date of Match Group’s annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of service to Match Group and its subsidiaries and (iii) full acceleration of vesting upon a change in control of Match Group (“Director RSU Award”). Since Match Group did not hold an annual meeting of stockholders in 2020 due to the Separation, each independent director of New Match Group was granted a Director RSU Award at the time of the Separation. Match Group also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Board and Board committee meetings.

In October 2020, the Compensation and Human Resources Committee of the Board approved an amendment of the Company’s non-employee director compensation program, providing for (i) eligibility for all non-employee directors (not just those that had been determined to be independent) and (ii) an $80,000 annual cash retainer for the Chairperson of the Board, effective as of the Separation. As a result of this amendment, each of Messrs. Levin and Schiffman (i) became eligible to receive an annual retainer for service on the Board following the Separation in the amount of $130,000 and $50,000, respectively, and (ii) was granted a Director RSU Award.

In addition to the standard non-employee director compensation arrangements described above, each of Mses. McDaniel and Seymon and Mr. McInerney was paid $50,000 in 2020 in connection with her or his service on the special committee formed by the Board in September 2019 to evaluate any potential separation transaction between Match Group and IAC.

2020 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2020 (excluding the effect of any applicable taxes) and (ii) the grant date fair value of Director RSU Awards granted in 2020.

Name	Fees Earned and Paid in Cash($)	Stock Awards($)(1)	Total($)
Stephen Bailey (2)	$30,000	$249,928	$279,928
Melissa Brenner (2)	$27,500	$249,928	$277,428
Joseph Levin (3)	$65,000	$249,983	$314,983
Ann L. McDaniel	$125,000	$249,928	$374,928
Thomas J. McInerney	$110,000	$249,928	$359,928
Wendi Murdoch (2)	$25,000	$249,928	$274,928
Ryan Reynolds (2)	$25,000	$249,928	$274,928
Glenn H. Schiffman (3)	$25,000	$249,983	$274,983
Pamela S. Seymon	$105,000	$249,928	$354,928
Alan G. Spoon	$80,000	$249,928	$329,928

(1)	Reflects the grant date fair value of Director RSU Awards, calculated by multiplying the closing market price of Match Group common stock on the grant date by the number of RSUs awarded. As of December 31, 2020, our directors held the following number of RSUs in the aggregate:

Name	Outstanding RSUs (#)
Stephen Bailey	2,402
Melissa Brenner	2,402
Joseph Levin	2,078
Ann L. McDaniel	6,958
Thomas J. McInerney	6,958
Wendi Murdoch	2,402
Ryan Reynolds	2,402
Glenn H. Schiffman	2,078
Pamela S. Seymon	6,958
Alan G. Spoon	6,958

In addition to the RSUs listed above, as a result of the Former IAC Option Separation Adjustments, as of December 31, 2020, each of Messrs. Levin and Schiffman held Match Group stock options issued in respect of Former IAC stock options previously granted as part of their compensation by Former IAC and unrelated to their service as directors of Former Match Group or New Match Group.

(2)	Mses. Brenner and Murdoch and Messrs. Bailey and Reynolds were appointed to the Match Group Board at the Separation in June 2020.

(3)	Messrs. Levin and Schiffman became eligible for non-employee director compensation as of the Separation in June 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of April 16, 2021, information relating to the beneficial ownership of Match Group common stock by: (1) each person known by Match Group to own beneficially more than 5% of the outstanding shares of Match Group common stock, (2) each director (including each director nominee), (3) each named executive officer and (4) all current directors and executive officers of Match Group as a group. As of April 16, 2021, there were 270,148,970 shares of Match Group common stock outstanding.

Unless otherwise indicated, the beneficial owners listed below may be contacted at Match Group’s corporate headquarters located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231. For each listed person, the number of shares of Match Group common stock and percent of such class listed assumes the exercise of any Match Group stock options owned by such person that are or will become exercisable, and the vesting of any Match Group stock options and/or Match Group RSUs that will vest, within 60 days of April 16, 2021, but does not assume the exercise or vesting of any such stock options or RSUs owned by any other person.

Name and Address of Beneficial Owner	Number of Shares		Percent of Outstanding Shares
T. Rowe Price Associates, Inc.	34,804,736	(1)	12.9%
100 E. Pratt Street
Baltimore, MD 21202
Prudential Financial, Inc.	22,927,614	(2)	8.5%
751 Broad Street
Newark, NJ 07102
The Vanguard Group	22,661,002	(3)	8.4%
100 Vanguard Blvd.
Malvern, PA 19355
Jennison Associates LLC	21,907,217	(4)	8.1%
466 Lexington Avenue
New York, NY 10017
BlackRock, Inc.	15,558,294	(5)	5.8%
55 East 52nd Street
New York, NY 10055
Stephen Bailey	—		—
Melissa Brenner	—		—
Sharmistha Dubey	216,139	(6)	*
Philip D. Eigenmann	21,994	(7)	*
Amanda Ginsberg	32,964	(8)	—
Joseph Levin	1,777,374	(9)	*
Ann L. McDaniel	14,776	(10)	*
Thomas J. McInerney	328,394	(10)	*
Wendi Murdoch	—		—
Ryan Reynolds	—		—
Glenn H. Schiffman	256,330	(11)	*
Pamela S. Seymon	66,523	(10)	*
Jared F. Sine	73,720	(12)	*
Alan G. Spoon	282,666	(13)	*
Gary Swidler	370,041	(14)	*
All current executive officers and directors as a group (14 persons)	3,407,957	(15)	1.3%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Based upon information regarding Match Group holdings reported by way of Amendment No. 2 to a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 16, 2021. Price Associates beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Price Associates has sole voting and sole dispositive power over 13,150,289 and 34,804,736 shares of Match Group common stock, respectively, listed in the table above.

(2)	Based upon information regarding Match Group holdings reported by way of a Schedule 13G filed by Prudential Financial, Inc. (“Prudential”) with the SEC on February 9, 2021. Prudential has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 629,950, 21,171,087, 629,950 and 21,947,338 shares of Match Group common stock, respectively, listed in the table above. Prudential beneficially owns these shares through three indirect subsidiaries, including Jennison Associates, LLC, which beneficially owns 21,907,217 of these common shares, as noted below.

(3)	Based upon information regarding Match Group holdings reported by way of Amendment No. 8 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021. Vanguard beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has shared voting power, sole dispositive power and shared dispositive power over 252,770, 22,085,344 and 575,658 shares of Match Group common stock, respectively, listed in the table above.

(4)	Based upon information regarding Match Group holdings reported by way of a Schedule 13G filed by Jennison Associates LLC (“Jennison”) with the SEC on February 9, 2021. Jennison beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Jennison has sole voting power and shared dispositive power over 21,120,628 and 21,907,217 shares of Match Group common stock, respectively, listed in the table above. Prudential indirectly owns 100% of the equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Match Group common stock held by its managed portfolios. Jennison does not file jointly with Prudential.

(5)	Based upon information regarding Match Group holdings reported by way of a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 2, 2021. BlackRock beneficially owns the Match Group holdings disclosed in the table above in its capacity as a parent holding company or control person of subsidiaries that provide investment advisory and asset management services. BlackRock has sole voting and sole dispositive power over 13,975,029 and 15,558,294 shares of Match Group common stock, respectively, listed in the table above.

(6)	Consists of shares of Match Group common stock held directly by Ms. Dubey, 58,309 vested options to purchase Match Group common stock, and 14,928 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the 60 days following April 16, 2021, subject to continued service.

(7)	Consists of vested options to purchase Match Group common stock.

(8)	Consists of shares of Match Group common stock held directly by Ms. Ginsberg.

(9)	Consists of shares of Match Group common stock held directly by Mr. Levin and 1,742,374 vested options to purchase Match Group common stock.

(10)	Consists of shares of Match Group common stock held directly by each individual and 2,107 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the 60 days following April 16, 2021, subject to continued service.

(11)	Consists of shares of Match Group common stock held directly by Mr. Schiffman and 246,432 vested options to purchase Match Group common stock.

(12)	Consists of 46,568 shares of Match Group common stock held by the Sine Family Trust, with respect to which Mr. Sine has shared voting and investment power, and 27,152 vested options to purchase Match Group common stock.

(13)	Consists of shares of Match Group common stock held directly by Mr. Spoon, 15,000 shares of Match Group common stock held by a limited liability company controlled by certain members of Mr. Spoon’s family and as to which Mr. Spoon disclaims beneficial ownership except to the extent of any pecuniary interest therein, and 2,107 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the 60 days following April 16, 2021, subject to continued service.

(14)	Consists of shares of Match Group common stock held directly by Mr. Swidler and 252,816 vested options to purchase Match Group common stock.

(15)	Consists of (i) shares of Match Group common stock held directly by each individual, (ii) 46,568 shares of Match Group common stock held by the Sine Family Trust as noted above, (ii) 15,000 shares of Match Group common stock held by a limited liability company controlled by certain members of Mr. Spoon’s family as noted above, (iii) 2,349,077 vested options to purchase Match Group common stock, and (iv) 23,356 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the next 60 days, subject to the respective holder’s continued service.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and certain of the Company’s officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2020, except that each of Messrs. Eigenmann and Reynolds filed one late Form 4 disclosing one transaction; Mr. Reynolds filed a late Form 3 disclosing no beneficial ownership; and Mr. McInerney filed an amendment correcting the ownership disclosed in a previously filed Form 3.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act (“Item 404”). During 2020, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of “transaction” set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with Match Group and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Match Group and/or the related person, and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders

Relationship with IAC prior to the Separation

In connection with our initial public offering in November 2015, we entered into the following agreements relating to our relationship with IAC following the offering: a master transaction agreement, an investor rights agreement, a tax sharing agreement, a services agreement, an employee matters agreement and a subordinated loan agreement, each of which was terminated or amended and restated, prior to, or at the closing of, the Separation.

Master Transaction Agreement. The master transaction agreement governed certain aspects of our relationship with IAC following our initial public offering. Under the master transaction agreement, we agreed to assume all of the assets and liabilities related to our business and agreed to indemnify IAC against any losses arising out of any breach by us of the master transaction agreement or any of the related agreements described below. IAC also agreed to indemnify us against losses arising out of any breach by IAC of the master transaction agreement or any of the related agreements. The master transaction agreement was terminated at the closing of the Separation on June 30, 2020.

Investor Rights Agreement. Under the investor rights agreement, we agreed to provide IAC with: (i) specified registration and other rights relating to shares of our common stock held by IAC and (ii) anti-dilution rights. The investor rights agreement was terminated at the closing of the Separation on June 30, 2020.

Tax Sharing Agreement. The tax sharing agreement governed our and IAC’s rights, responsibilities, and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state, local and foreign income taxes. Under the tax sharing agreement, we were generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or one of its subsidiaries that included us or any of our subsidiaries to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement, and (ii) all taxes imposed with respect to any of our subsidiaries’ consolidated, combined, unitary or separate tax returns. The tax sharing agreement was terminated at the closing of the Separation on June 30, 2020.

Services Agreement. The services agreement governed certain administrative support services that IAC agreed to provide to us following our initial public offering. During the six months ended June 30, 2020, we paid IAC approximately $2.3 million for services rendered pursuant to this agreement, which amount includes amounts paid for the leasing of office space for certain of our businesses at properties owned by IAC. The services agreement was terminated at the closing of the Separation on June 30, 2020.

Employee Matters Agreement. The employee matters agreement covered a wide range of compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, our employees continued to participate in IAC’s U.S. health and welfare, 401(k) and flexible benefits plans and we paid for the costs of such participation.

The employee matters agreement also provided that we would reimburse IAC for the cost of any IAC equity awards held by Match Group employees and former employees and that IAC could elect to receive payment either in cash or shares of our common stock. With respect to equity awards originally denominated in shares of our subsidiaries, IAC could require those awards to be settled in either shares of IAC common stock or our common stock and, to the extent shares of IAC common stock were issued in settlement, we would reimburse IAC for the cost of those shares by issuing additional shares of our common stock to IAC. During the six months ended June 30, 2020, approximately 0.4 million shares of Match Group common stock were issued to IAC pursuant to the employee matters agreement. The employee matters agreement was amended and restated at the closing of the Separation on June 30, 2020, as described under the heading “Relationship with IAC after the Separation.”

IAC Subordinated Loan Facility. Prior to the completion of our initial public offering, we entered into an uncommitted subordinated loan facility with IAC, pursuant to which we could make one or more requests to IAC to borrow funds. We did not utilize the facility and it was terminated on February 26, 2020.

The Separation from IAC

On December 19, 2019, Match Group and IAC entered into a Transaction Agreement, which was amended as of April 28, 2020, and further amened as of June 22, 2020 (the “Transaction Agreement”), pursuant to which the businesses of Match Group were separated from the remaining businesses of IAC through a series of transactions that resulted in two, separate public companies—(1) IAC, which was re-named “Match Group, Inc.” (referred to herein as “New Match Group”) and which owns the businesses of Former Match Group and certain Former IAC financing subsidiaries, and (2) IAC Holdings, Inc. (referred to herein as “New IAC”), which was re-named “IAC/InterActiveCorp” and which owns IAC’s other businesses—and the pre-transaction stockholders of Match Group (other than IAC) and IAC owning shares in New Match Group (such transactions referred to herein as the “Separation”). The Separation was completed on June 30, 2020.

Under the terms of the Transaction Agreement, Former Match Group merged with and into an indirect wholly-owned subsidiary of Former IAC, with such subsidiary surviving the merger as an indirect wholly-owned subsidiary of New Match Group. Former Match Group stockholders (excluding shares owned by Former IAC, Former Match Group, or any of their respective wholly owned subsidiaries) received, through the merger, in exchange for each outstanding share of Former Match Group common stock that they held, one share of New Group Match common stock and, at the holder’s election, either (i) $3.00 in cash or (ii) a fraction of a share of New Match Group common stock with a value of $3.00 (calculated pursuant to the Transaction Agreement) (an “additional stock election”). In the event a holder failed to make a valid election, the holder was treated as if such holder made an additional stock election.

Under the terms of the Transaction Agreement, Former Match Group made a loan (the “Intercompany Loan”) to Former IAC, in an aggregate principal amount equal to the product of $3.00 and the number of shares of Former Match Group capital stock outstanding immediately prior to the effective time of the Separation. Former IAC contributed the proceeds of the loan, less an amount necessary to fund all valid cash elections, to New IAC as part of the closing of the Separation.

The Transaction Agreement also provides that each of Match Group and IAC will indemnify, defend and hold harmless the other party from and against any liabilities arising out of: (i) any asset or liability allocated to such party or the other members of such party’s group under the Transaction Agreement or the businesses of such party’s group after the closing of the Separation; (ii) any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of a member of such party’s group contained in the Transaction Agreement that survives the closing of the Separation or is contained in any ancillary agreement; and (iii) any untrue or misleading statement or alleged untrue or misleading statement of a material fact or omission, with respect to information contained in or incorporated into the registration statement or the joint proxy statement/prospectus filed with the SEC in connection with the Separation.

Contribution Agreement. On December 19, 2019, in connection with the execution of the Transaction Agreement, we entered into a Contribution Agreement with IAC, pursuant to which IAC contributed two office buildings in Los Angeles to us on January 31, 2020, for aggregate consideration of 1,378,371 shares of Match Group common stock.

Office Leases. In January 2020, we entered into a lease of office space to IAC in a building owned by Match Group in Los Angeles. The term of the lease expires on June 30, 2023. During 2020, IAC paid us less than $0.1 million pursuant to the lease. We lease office space from IAC in New York on a month-to-month basis, which we expect to vacate in June 2021. During 2020, we paid IAC approximately $1.1 million pursuant to the lease.

Relationship with IAC after the Separation

Transition Services Agreement. At the closing of the Separation, we entered into a transition services agreement with IAC, pursuant to which IAC continues to provide certain services to us that Former IAC had provided to Former Match Group. We also provide certain services to IAC that Former Match Group previously provided to Former IAC. The costs charged to the respective recipient are generally determined based on the actual costs incurred by the service provider in providing such services. During 2020, we paid IAC $0.3 million, and IAC paid us $2.4 million, pursuant to the transition services agreement.

Employee Matters Agreement. At the closing of the Separation, we entered into an amended and restated employee matters agreement with IAC, pursuant to which we reimburse IAC for the cost of any IAC equity awards held by Match Group’s employees and former employees upon exercise or vesting. In addition, following the Separation, Match Group employees continued to participate in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan until December 31, 2020, at which time Match Group established its own employee benefit plans. During 2020, we paid IAC $2.0 million for the cost of IAC equity awards held by Match Group employees upon vesting. Additionally, during 2020, we paid IAC $18.3 million, inclusive of employee contributions, with respect to employee health and welfare plan and 401(k) plan participation.

Tax Matters Agreement. At the closing of the Separation, we entered into a tax matters agreement pursuant to which, among other things, we and IAC are responsible for certain tax liabilities and obligations following the transfer by Former IAC (i) to us of certain assets and liabilities of, or related to, the businesses of Former IAC (other than Former Match Group), and (ii) to holders of Former IAC common stock and Former IAC Class B common stock, as a result of the reclassification and mandatory exchange of certain series of Former IAC exchangeable preferred stock (collectively, the “IAC Distribution”). Under the tax matters agreement, IAC generally is responsible for, and has agreed to indemnify us against, any liabilities incurred as a result of the failure of the IAC Distribution to qualify for the intended tax-free treatment unless, subject to certain exceptions, the failure to so qualify is attributable to our actions or failure to act, our breach of certain representations or covenants or certain acquisitions of Match Group equity securities, in each case, described in the tax matters agreement, (a “Match fault-based action”). If the failure to so qualify is attributable to a Match fault-based action, we will be responsible for liabilities incurred as a result of such failure and will indemnify IAC against such liabilities so incurred by IAC or its affiliates.

Under the tax matters agreement, as of December 31, 2020, Match Group is obligated to remit to IAC $1.6 million of expected state tax refunds relating to tax years prior to the Separation. Additionally, IAC is obligated to indemnify Match Group for IAC’s share of tax liabilities related to various periods prior to the Separation; as of December 31, 2020, we estimated IAC’s share of these tax liabilities to be approximately $1.9 million.

During 2020, we paid IAC $20.9 million pursuant to the tax matters agreement related to income tax refunds received by the Company. Additionally, during 2020, we received $4.3 million from IAC under the tax matters agreement.

Relationships Involving Other Related Persons

Advisory Agreement. In connection with Ms. Ginsberg’s resignation, on January 29, 2020, we entered into an advisory agreement with Ms. Ginsberg, effective March 1, 2020, pursuant to which she would advise the Company on matters relating to its business, strategy and operations. The advisory agreement terminated on February 28, 2021. Pursuant to their terms, Ms. Ginsberg’s restricted stock units continued to vest, and her stock options remained exercisable and continued to vest, as applicable, while she continued to perform services for the Company.

ANNUAL REPORTS

Upon written request to the Corporate Secretary, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Match Group will provide without charge to each person solicited a printed copy of Match Group’s 2020 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at http://ir.mtch.com. Match Group will furnish requesting stockholders with any exhibit to its 2020 Annual Report on Form 10-K upon payment of a reasonable fee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION

AT THE 2022 ANNUAL MEETING

Eligible stockholders who intend to have a proposal considered for inclusion in Match Group’s proxy materials for presentation at the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to Match Group at its corporate headquarters no later than December 31, 2021. Stockholder proposals submitted for inclusion in Match Group’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2022 Annual Meeting of Stockholders without inclusion of the proposal in Match Group’s proxy materials are required to provide notice of such proposal or nomination in writing, and otherwise in compliance with the applicable requirements in our bylaws, to Match Group’s Secretary at its corporate headquarters no earlier than February 15, 2022, and no later than March 17, 2022. If Match Group does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those Match Group officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. Match Group reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of proxy materials stockholders receive and reduces printing and mailing costs. Only one set of our printed proxy materials will be sent to stockholders eligible for householding unless contrary instructions have been provided.

Once you have received notice that your broker or Match Group will be householding your proxy materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate set of our printed proxy materials by sending a written request to Investor Relations, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, or by sending an e-mail to IR@match.com. Upon request, Match Group undertakes to deliver such materials promptly.

If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one set of our proxy materials, please notify your broker if you hold your shares in street name or Match Group if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, or by sending an e-mail to IR@match.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 15, 2021.

This proxy statement and the 2020 Annual Report on Form 10-K are available at http://www.proxyvote.com beginning on April 30, 2021.

APPENDIX A

AUDIT COMMITTEE CHARTER
OF MATCH GROUP, INC.

PURPOSE

The Audit Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications, performance and independence of the independent registered public accounting firm (the “independent accounting firm”), (4) the performance of the Company’s internal audit function, (5) the Company’s risk assessment and risk management policies as they relate to financial and other risk exposures, and (6) the Company’s compliance with legal and regulatory requirements.

In fulfilling its purpose, the Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors and management of the Company.

COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of Nasdaq and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Committee shall, in the judgment of the Board, be able to read and understand fundamental financial statements. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). These membership requirements shall be subject to exemptions and cure periods permitted by the rules of Nasdaq and the SEC, as in effect from time to time.

The members of the Committee shall be appointed and may be replaced by the Board.

MEETINGS

The Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Committee shall have the authority to meet periodically with management, the internal auditors and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Committee deem necessary or appropriate. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

The Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee, as well as funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

In fulfilling its purpose and carrying out its responsibilities, the Committee shall undertake any activities the Committee deems necessary or appropriate. Subject to the foregoing, the Committee shall,

1.	Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent accounting firm the Company’s earnings press releases and the results of the independent accounting firm’s review of the quarterly financial statements.

3.	Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.	Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

(a)	Critical accounting policies and practices to be used in preparing the Company’s financial statements.

(b)	Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

(c)	Unadjusted differences and management letters.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent accounting firm the matters required to be discussed by PCAOB Auditing Standard 1301, “Communications with Audit Committees.”

8.	Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence and obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company.

9.	Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

10.	Confirm and evaluate the rotation of the audit partners on the independent accounting firm’s audit engagement team as required by law.

11.	Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

12.	Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

13.	Discuss with management, the Company’s senior internal auditing executive and the independent accounting firm the Company’s and its subsidiaries’ compliance with applicable legal requirements and codes of conduct.

14.	Review all related party transactions in accordance with the Committee’s formal, written policy.

15.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.	Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

17.	Discuss with the Company’s Chief Legal Officer or General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

18.	Furnish the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

19.	Review and discuss with management the Company’s cybersecurity, data privacy and other data- and technology-related risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and respond to data breaches.

LIMITATION OF THE COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company’s internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Committee as well as the Board recognizes that members of the Company’s management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances with respect to the Company’s financial statements or any professional certifications as to the independent accounting firm’s work.

APPENDIX B

COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER
OF MATCH GROUP, INC.

PURPOSE

The Compensation and Human Resources Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) to discharge the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer, the Company’s other executive officers (collectively, including the Chief Executive Officer, the “Executive Officers”) and the Company’s non-employee directors. The Committee shall have the authority and overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Executive Officers and non-employee directors and shall fulfill such other responsibilities set forth in this Charter.

COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of Nasdaq. In addition, the Board may require that members must also qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of Nasdaq and the Securities and Exchange Commission (the “SEC”), as in effect from time to time.

The members of the Committee shall be appointed, and vacancies filled or members removed, by the Board. At the discretion of the Board, one member of the Committee shall be appointed as its Chair (the “Chairperson”) by the Board. A Committee member may resign from Committee membership by giving written notice to the Board and may do so without resigning from the Board.

MEETINGS

The Committee shall meet as often as it determines necessary to carry out its responsibilities. The Chairperson, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this Charter. The Chairperson shall preside at each meeting or, in the absence of the Chairperson, one of the other members of the Committee shall be designated, by the members present at the meeting, as the acting chair of the meeting.

No Executive Officer should attend that portion of any meeting where such Executive Officer’s performance or compensation is discussed, unless specifically invited by the Committee. The Chief Executive Officer may not be present during voting or deliberations related to his or her compensation.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall have the authority, in its sole discretion, to retain or obtain the advice of any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, but only after taking into consideration those independence factors specified in the Nasdaq rules. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The Committee may delegate to one or more officers of the Company the authority to make grants of awards of equity-based compensation to eligible individuals other than Section 16 reporting persons under the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans. Any officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

The Committee shall make regular reports to the Board. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

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In fulfilling its purpose and carrying out its responsibilities, the Committee shall undertake any activities the Committee deems necessary or appropriate. Subject to the foregoing, the Committee shall:

1.	Determine, or recommend to the Board for determination, the compensation of the Chief Executive Officer and other Executive Officers, including base salaries, cash-based and equity-based incentive awards and opportunities, employment agreements and severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits and any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

2.	Receive periodic reports on the Company’s compensation programs as they affect all employees.

3.	Review and approve the compensation and benefits of non-employee directors, including under any equity-based compensation plans.

4.	Approve grants of equity compensation in accordance with Board-approved equity compensation plans and the delegation of such grants to the extent permitted thereunder and hereunder.

5.	Produce the Compensation Committee Report required by SEC rules to be included in the Company’s annual proxy statement or Form 10-K, and review and discuss the Compensation Discussion and Analysis (the “CD&A”) with management and provide a recommendation to the Board regarding the inclusion of the CD&A within the Company’s proxy statement or Form 10-K, as applicable.

6.	Monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

7.	Oversee the Company’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the Nasdaq rules that, with limited exceptions, stockholders approve equity compensation plans.

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APPENDIX C

NOMINATING COMMITTEE CHARTER
OF MATCH GROUP, INC.

PURPOSE

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) to identify and evaluate individuals qualified to become Board members consistent with such criteria as are deemed appropriate by the Committee or the Board, including the consideration of nominees submitted by stockholders, and to recommend to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected and nominees to fill vacancies on the Board as necessary.

COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of Nasdaq, subject to exemptions and cure periods permitted by the rules of Nasdaq, as in effect from time to time.

The members of the Committee shall be appointed, and vacancies filled or members removed, by the Board. At the discretion of the Board, one member of the Committee may be appointed as its Chair (the “Chairperson”) by the Board. A Committee member may resign from Committee membership by giving written notice to the Board and may do so without resigning from the Board.

MEETINGS

The Committee shall meet as often as it determines necessary to carry out its responsibilities. The Committee shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this Charter. If a Chairperson has been appointed, the Chairperson shall preside at each meeting, otherwise, or in the absence of the Chairperson, a member of the Committee shall be designated, by the members present at the meeting, as the acting chair of the meeting.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall have the authority, in its sole discretion, to retain or obtain the advice of any search firm, legal counsel or other adviser to assist it in the performance of its duties. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The Committee shall report to the Board with respect to its meetings. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

In fulfilling its purpose and carrying out its responsibilities, the Committee shall undertake any activities the Committee deems necessary or appropriate. Subject to the foregoing, the Committee shall:

1.	Identify and evaluate qualified individuals for membership on the Board.

2.	Recommend to the Board individuals for membership on the Board, including by evaluating nominees submitted by stockholders. In making its recommendations for Board membership, the Committee shall:

(a)	review candidates’ qualifications for membership on the Board based on such criteria as are deemed appropriate by the Committee or the Board;

(b)	in evaluating current directors for re-nomination to the Board, assess the contribution of such directors and the current needs of the Board; and

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(c)	consider any other factors deemed appropriate by the Committee or the Board.

3.	Receive comments from all directors regarding matters within the scope of authority of the Committee.

4.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law that the Committee or the Board deems necessary or appropriate.

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APPENDIX D

MATCH GROUP, Inc.

2021 GLOBAL EMPLOYEE STOCK PURCHASE PLAN

(Adopted by the Board of Directors on April 27, 2021; Approved by Stockholders on               )

1.             Purpose.    The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Companies with an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.             Definitions.

(a)           “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b)           “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 13.

(c)           “Affiliate” means any entity, other than a Subsidiary, whether now or subsequently established, controlled by, controlling or under common control with, the Company.

(d)           “Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e)           “Applicable Laws” means the Code and any applicable U.S. and non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion or exchange of any convertible or exchangeable securities of the Company will not be treated as a Capitalization Adjustment.

(h)           “Change in Control” means the occurrence of any of the following events:

(i)            The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)           Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)          Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination.

(i)            “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the U.S. Treasury Regulations thereunder and other relevant interpretive guidance issued by the U.S. Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)            “Committee” means a committee of the Board appointed in accordance with Section 13 hereof.

(k)            “Common Stock” means common stock, par value $0.001 per share, of the Company.

(l)            “Company” means Match Group, Inc., a Delaware corporation, or any successor thereto.

(m)           “Compensation” means an Eligible Employee’s regular cash compensation, consisting of base salary or base wage rate, including the value of amounts elected to be deferred by such Eligible Employee under any 401(k) plan or other deferred compensation program or arrangement established by the Company, a Subsidiary or an Affiliate, but excluding all of the following: bonuses, commissions, overtime pay, if applicable, and all other cash remuneration paid directly to the Eligible Employee, including, without limitation, profit sharing contributions, the cost of employee benefits paid for by the Company, a Subsidiary or an Affiliate, education or tuition reimbursements, imputed income (whether or not arising under any Company, Subsidiary or Affiliate group insurance or benefit program), traveling expenses, business expense reimbursements, moving expense reimbursements, housing, living, vacation and position allowances, income received, reported or otherwise recognized in connection with stock options and other equity awards, contributions made by the Company, a Subsidiary or an Affiliate under any employee benefit or pension plan and other similar items of compensation. In advance of any Offering, the Administrator, in its discretion, may establish a different definition of Compensation. Further, the Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.

(n)           “Contributions” means the payroll deductions, other contributions permitted by the Administrator and made by Participants in case payroll deductions are not permissible or are problematic under Applicable Laws, and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into their account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions or other contributions.

(o)           “Designated 423 Company” means any Subsidiary selected by the Administrator to participate in the 423 Component.

(p)           “Designated Company” means any Designated Non-423 Company or Designated 423 Company; provided, however, that at any given time a Subsidiary participating in the 423 Component shall not be a Subsidiary participating in the Non-423 Component. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of the Company or any Designated Company participating in the 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of any Designated Company participating in the Non-423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.

(q)           “Designated Non-423 Company” means any Subsidiary or Affiliate selected by the Administrator to participate in the Non-423 Component.

(r)            “Director” means a member of the Board.

(s)           “Effective Date” means the date the Plan is adopted by the Board, subject to approval of the Company’s stockholders.

(t)            “Eligible Employee” means any individual who is a common law employee of the Company or a Designated Company; provided, however, that the Administrator retains the discretion to determine which Eligible Employees may participate in an Offering (for the 423 Component, pursuant to and consistent with U.S. Treasury Regulation Section 1.423-2(e) and (f)). For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Company or a Designated Company approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by contract or Applicable Laws, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. Without limiting the foregoing, the Administrator, in its discretion, from time to time may, in advance of an Offering, determine that the definition of Eligible Employee will not include an individual if he or she: (i) is not employed by the Company or a Designated Company on the first day of the month preceding the month during which the Offering Date occurs (or by such other date as may be determined by the Administrator in its discretion), (ii)  customarily works twenty (20) hours or less per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works five (5) months or less per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii) and Section 1.423-2(f). Such exclusions may be applied with respect to an Offering under the Non-423 Component if permitted under Applicable Laws and without regard to the limitations of U.S. Treasury Regulation Section 1.423-2. For purposes of clarity, the term “Eligible Employee” shall not include any individual performing services for the Company or a Designated Company under an independent contractor or consulting agreement, a purchase order, a supplier agreement, or any other agreement that the Company or a Designated Company entered into for services, regardless of any subsequent reclassification of that individual by any Governmental Body as an employee of the Company or a Designated Company.

(u)            “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(v)            “Enrollment Date” means the end of the applicable enrollment period, as determined by the Administrator in advance of any Offering Period.

(w)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(x)            “Exercise Date” means the last Trading Day of the Purchase Period on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with an Offering. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 17 hereof, the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without Purchase Rights being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(y)            “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)            The Fair Market Value will be the closing sales price for Common Stock on the relevant date, as quoted on the Applicable Exchange on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or

(ii)           In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(z)            “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

(aa)         “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(bb)         “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(cc)         “Offering” means an offer under the Plan of Purchase Rights that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Companies will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.

(dd)         “Offering Date” means the first day of an Offering Period on which Purchase Rights are granted to Participants.

(ee)         “Offering Period” means one or more periods to be selected by the Administrator in its sole discretion with respect to which Purchase Rights shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

(ff)           “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)         “Participant” means an Eligible Employee who has elected to participate in the Plan and how holds an outstanding Purchase Right.

(hh)         “Plan” means this Match Group, Inc. 2021 Global Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(ii)           “Purchase Period” means one or more periods within an Offering Period, as determined by the Administrator in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

(jj)           “Purchase Price” means the purchase price of a share of Common Stock hereunder as provided in Section 7(a) hereof.

(kk)         “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ll)           “Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as may be amended or modified from time to time.

(mm)       “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(nn)         “Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with their participation in the Plan.

(oo)         “Trading Day” means a day that the Applicable Exchange is open for trading.

(pp)         “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

3.             Eligibility.

(a)           Generally. Any Eligible Employee on a given Enrollment Date shall be eligible to participate in the Plan during such Offering Period, subject to the restrictions of Sections 3(b) and (c) hereof, and, for the 423 Component, the limitations imposed by Section 423(b) of the Code.

(b)           Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under Applicable Laws or if complying with Applicable Laws would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(c)           Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted a Purchase Right under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary, or (ii) to the extent that their rights to purchase stock under all Employee Stock Purchase Plans of the Company or any Parent or Subsidiary accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.             Grant of Purchase Rights; Offering.

(a)           The Administrator may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Administrator. Each Offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Eligible Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.

(b)           If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of their Purchase Rights under the Plan, and (ii) a Purchase Right with a lower Purchase Price (or an earlier-granted Purchase Right, if different Purchase Rights have identical Purchase Prices) will be exercised to the fullest possible extent before a Purchase Right with a higher Purchase Price (or a later-granted Purchase Right if different Purchase Rights have identical Purchase Prices) will be exercised.

(c)           Unless otherwise determined by the Administrator in advance of an Offering, if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering Period is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on that first Trading Day.

5.             Participation.      During such period determined by the Administrator prior to an applicable Enrollment Date, an Eligible Employee may elect to participate in the Plan by submitting to the Company or a Company Designee a properly completed subscription agreement or by following an electronic or other enrollment procedure determined by the Administrator, in each case authorizing payroll deductions as the means of making Contributions (the “Enrollment Election”). If payroll deductions are not permissible or problematic under Applicable Laws or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant, if permitted by the Administrator and only on terms to be determined by the Administrator, may make Contributions through the payment by cash, check or wire transfer prior to an Exercise Date.

6.             Contributions.

(a)           At the time a Participant enrolls in the Plan pursuant to Section 5 hereof, he or she will elect to have Contributions made on each pay day during the Offering Period. The Enrollment Election will specify the amount of Contributions as a (whole) percentage of up to 20% of the Participant’s Compensation, or such other limit or amount determined by the Administrator in advance of an Offering. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Laws require that Contributions be held separately or deposited with a third party. A Participant’s Enrollment Election will remain in effect for successive Offering Periods unless modified in accordance with this Section 6 or unless terminated as provided in Sections 9 or 10 hereof.

(b)           Unless otherwise determined by the Administrator in advance of an Offering:

(i)           During any Offering Period, a Participant may not increase the rate of their Contributions.

(ii)         During any Offering Period, a Participant may decrease the rate of their Contributions to more than zero percent (0%) two (2) times. Additionally, during any Offering Period, a Participant may decrease the rate of their Contributions to zero percent (0%), even if the Participant has previously decreased the rate of their Contributions two (2) times during the same Offering Period. Any such decrease or suspension shall be effective with the first full payroll period following ten Trading Days after the Company’s receipt of the new Enrollment Election (or such shorter or longer period as may be specified by the Administrator for the applicable Offering). In the event a Participant suspends their Contributions, such Participant’s Contributions prior to the suspension shall remain in their account and shall be applied to the purchase of shares of Common Stock on the next occurring Exercise Date and shall not be paid to such Participant unless their participation in the Plan terminates pursuant to Sections 9 or 10 hereof.

(iii)          During such period determined by the Administrator prior to an applicable Enrollment Date, a Participant may increase or decrease the rate of their Contributions to become effective as of the beginning of the respective Offering Period, subject to the limitations of the Plan and applicable Offering.

(iv)          Any increase or decrease in a Participant’s rate of Contributions requires the Participant to submit a new Enrollment Election on or before a date determined by the Administrator. If a Participant has not followed the prescribed procedures to change the rate of Contributions, the rate of their Contributions will continue at the originally elected rate throughout the then current Offering Period and future Offering Periods (unless the Participant’s participation in the Plan is terminated as pursuant to Sections 9 or 10 hereof).

(c)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participant’s Contributions may be decreased by the Administrator to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate last elected by the Participant prior to such suspension effective as of the beginning of the first Purchase Period scheduled to end in the calendar year immediately following the calendar year in which such suspension occurred (unless the Participant’s participation in the Plan is terminated pursuant to Sections 9 or 10 hereof).

7.             Exercise of Purchase Right.

(a)           The Purchase Price shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Offering Date and (b) the applicable Exercise Date, rounded up to the nearest cent, or such other price designated by the Administrator.

(b)           Unless a Participant withdraws from the Plan as provided in Section 9 or the Participant’s participation in the Plan terminates pursuant to Section 10, their Purchase Right for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares of Common Stock subject to the Purchase Right will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from their account; provided, however, that in no event shall a Participant be permitted to purchase on each Exercise Date more than 400 shares of Common Stock (subject to any adjustment pursuant to Section 16(a) hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase on any Exercise Date. Unless otherwise determined by the Administrator, no fractional shares of Common Stock will be purchased. Unless otherwise determined by the Administrator, any Contributions accumulated in a Participant’s account which are not sufficient to purchase a whole share will be retained in the Participant’s account for the succeeding Purchase Period. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant as soon as administratively practicable without interest (unless otherwise required by Applicable Laws). During a Participant’s lifetime, a Participant’s Purchase Right hereunder is exercisable only by them.

(c)           If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised may exceed the number of shares of Common Stock that are available for sale under the Plan, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Purchase Rights on such Exercise Date. The Company may make a pro rata allocation of the shares of Common Stock pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Exercise Date.

8.             Delivery.     As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of their Purchase Right in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Common Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares of Common Stock have been purchased and delivered to the Participant as provided in this Section 8.

9.             Withdrawal.

(a)           A Participant may elect to withdraw from participation in the Plan by submitting to the Company or a Company Designee a written or electronic notice of withdrawal in the form determined by the Administrator for such purpose (the “Withdrawal Notice”). The Withdrawal Notice may be submitted up to ten (10) calendar days prior to an Exercise Date to take effect for the respective Purchase Period, or by such date as may be determined by the Administrator in advance of an Offering. If the Participant has properly withdrawn from the Plan, all of the Participant’s Contributions credited to their account will be paid to such Participant as soon as administratively practicable without interest (unless otherwise required by Applicable Laws) after receipt of the Withdrawal Notice and such Participant’s Purchase Right for the respective Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made for such Offering Period.

(b)           A Participant’s withdrawal from an Offering Period will not have any effect on their eligibility to participate in future Offering Periods, provided the Participant enrolls in the Plan in accordance with the provisions of Section 5 hereof.

10.           Termination and Transfer of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant as soon as administratively practicable without interest (unless otherwise required by Applicable Laws), and such Participant’s Purchase Right will be automatically terminated. Unless otherwise determined by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between the Company and a Designated Company or between Designated Companies through a termination with an immediate rehire (with no break in service) will not be treated as terminated under the Plan. If a Participant transfers employment from the Company or any Designated 423 Company to any Designated Non-423 Company, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the 423 Component; however, any Contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-423 Component, and such Participant shall immediately join the then-current Offering under the Non-423 Component upon the same terms and conditions in effect for the Participant’s participation in the 423 Component, except for such modifications otherwise applicable for Participants in the then-current Offering under the Non-423 Component. A Participant who transfers employment from any Designated Non-423 Company to the Company or any Designated 423 Company shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between the Company, Designated 423 Companies and Designated Non-423 Companies, consistent with the applicable requirements of Section 423 of the Code.

11.           Interest.     No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by Applicable Laws, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

12.           Stock.

(a)           Subject to adjustment upon a Capitalization Adjustment as provided in Section 16(a) hereof, 3,000,000 shares of Common Stock may be sold pursuant to the Plan. Such shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased in the open market. For avoidance of doubt, up to the maximum number of shares reserved under this Section 12 may be used to satisfy purchases of shares of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of shares under the Non-423 Component.

(b)           If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

13.           Administration.     The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such rules, procedures, sub-plans, and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are non-U.S. nationals or employed outside the U.S., the terms of which rules, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such rules, procedures, sub-plan or appendix, the provisions of this Plan will govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

14.           Transferability. Neither Contributions credited to a Participant’s account nor any Purchase Rights under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9 hereof.

15.           Use of Funds.     The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party; provided, however, that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

16.           Adjustments; Dissolution or Liquidation; Change in Control.

(a)           Adjustments.      In the event of a Capitalization Adjustment, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, the class and the number of shares of Common Stock covered by each Purchase Right under the Plan that has not yet been exercised, and any limitations related to shares of Common Stock imposed under the Plan.

(b)           Dissolution or Liquidation.     In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s Purchase Right has been changed to the New Exercise Date and that the Participant’s Purchase Right will be exercised automatically on the New Exercise Date (unless the Participant’s participation in the Plan is terminated as pursuant to Sections 9 or 10 hereof).

(c)           Change in Control.     In the event of a Change in Control, each outstanding Purchase Right will be assumed or an equivalent Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Change in Control does not include or result in a successor corporation or the successor corporation refuses to assume or substitute for any Purchase Right, the Offering Period with respect to which such Purchase Right relates will be shortened by setting a New Exercise Date on which such Offering Period will end, unless provided otherwise by the Administrator. The New Exercise Date will occur before the date of the Company’s proposed Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s Purchase Right has been changed to the New Exercise Date and that the Participant’s Purchase Right will be exercised automatically on the New Exercise Date (unless the Participant’s participation in the Plan is terminated as pursuant to Sections 9 or 10 hereof).

17.           Amendment or Termination.     The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated prior to expiration, all Contributions then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest, except as otherwise required under Applicable Laws) as soon as administratively practicable.

18.           Notices.     All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19.           Conditions Upon Issuance of Shares.     Shares of Common Stock will not be issued with respect to any Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares of Common Stock pursuant thereto will comply with Applicable Laws, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Applicable Exchange, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of a Purchase Right, the Company may require the Participant exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.

20.           Section 409A.     The 423 Component is intended to be exempt from the application of Section 409A, and, to the extent not exempt, is intended to comply with Section 409A and any ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no obligation to reimburse, indemnify, or hold harmless a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the Purchase Right under the Plan is compliant with Section 409A.

21.           Tax Qualification; Tax Withholding.

(a)           Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.  The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)           Each Participant will make arrangements, satisfactory to the Company and any applicable Subsidiary or Affiliate, to enable the Company, the Subsidiary or the Affiliate to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Laws, such withholding obligation may be satsified in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company, a Subsidiary or an Affiliate; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Administrator. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

22.           Stockholder Approval.     The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the Effective Date. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.           Governing Law.     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

24.           No Right to Employment.     Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or any Subsidiary or Affiliate. Furthermore, the Company or a Subsidiary or Affiliate, as applicable, may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

25.           Severability.     If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

26.           Compliance with Applicable Laws.     The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com MATCH GROUP, INC. 8750 NORTH CENTRAL EXPRESSWAY SUITE 1400 DALLAS, TX 75231 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MTCH2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D53179-P55883 KEEP THIS PORTION FOR YOUR RECORDS MATCH GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: 1.Election of Directors Nominees:For Against Abstain To approve the Match Group, Inc. 2021 Global Employee Stock Purchase Plan. Ratification of the appointment of Ernst & Young LLP as Match Group, Inc.'s independent registered public accounting firm for 2021. !!! !!! Note: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DETACH AND RETURN THIS PORTION ONLY

Match Group, Inc. XXXX XXXX XXXX XXXX Meeting Information Meeting Type:Annual Meeting For holders as of:April 16, 2021 Date: June 15, 2021Time: 4:00 p.m. Eastern Time Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/MTCH2021. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MTCH2021 and be sure to have the information that is printed in the box marked by the arrow (located on the reverse side). Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D53180-P55883 Match Group, Inc. Annual Meeting of Stockholders June 15, 2021, 4:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder of Match Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints each of Philip D. Eigenmann, Jared F. Sine and Francisco J. Villamar, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Match Group, Inc. to be held on June 15, 2021 at 4:00 p.m. Eastern Time, at www.virtualshareholdermeeting.com/MTCH2021, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side